UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BancTrust Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BancTrust Financial Group, Inc.

100 Saint Joseph Street

Mobile, Alabama 36602

Telephone 251/431-7800

April 9, 2007

Dear Shareholders,

The 2007 Annual Meeting of BancTrust Financial Group, Inc. will be held at 10:30 a.m. on Thursday, May 17, 2007, at the corporate offices located at 100 Saint Joseph Street, Mobile, Alabama 36602. The directors and officers join me in extending an invitation to you to attend the meeting.

Enclosed are the Secretary’s official Notice of Annual Meeting, a Proxy Statement and a Form of Proxy. Also enclosed is our 2006 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2006.

We hope very much that you will attend the meeting, but whether you plan to attend or not, we would appreciate you signing and returning the enclosed Proxy. Should you attend the meeting in person, the Proxy can be revoked at your request.

We sincerely appreciate your support and cooperation, and we earnestly solicit your continued help during 2007.

We look forward to seeing you on May 17, 2007, in Mobile.

Sincerely,

/s/ W. Bibb Lamar, Jr.
W. Bibb Lamar, Jr.
President and Chief Executive Officer

Enclosures

This Proxy Statement is first being given or sent to shareholders on or about April 9, 2007.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

BancTrust Financial Group, Inc.

NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the Annual Meeting of the Shareholders of BancTrust Financial Group, Inc. will be held at 100 Saint Joseph Street, Mobile, Alabama 36602 on Thursday, May 17, 2007, at 10:30 a.m. CDT for the purpose of considering and voting upon the following matters:

1.	Election of Directors. Election as directors of the fifteen nominees named in the enclosed Proxy Statement.

2.	Amendment to 2001 Incentive Compensation Plan. Amendment of the Company’s 2001 Incentive Compensation Plan to increase the number of shares of Common Stock reserved for issuance from 250,000 to 500,000 shares.

3.	Other Business. Transaction of such other business as may be brought before the meeting or any adjournment thereof. Management currently knows of no other business to be presented.

Only those Shareholders of record at the close of business on March 16, 2007, will be entitled to notice and to vote at the meeting.

By Order of the Board of Directors,

/s/ F. Michael Johnson
F. Michael Johnson
Executive Vice President,
CFO and Secretary

Mobile, Alabama

April 9, 2007

NOTICE: YOUR PROXY FORM AND RETURN ENVELOPE ARE INSIDE THIS ENVELOPE.

BANCTRUST FINANCIAL GROUP, INC.

100 Saint Joseph Street, Mobile, Alabama 36602

PROXY STATEMENT

Annual Meeting, Thursday, May 17, 2007, 10:30 a.m. CDT

This Proxy Statement and the enclosed Proxy are first being mailed on or about April 9, 2007, to shareholders of BancTrust Financial Group, Inc. (“BancTrust” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of BancTrust for use at the Annual Meeting of Shareholders on Thursday, May 17, 2007, to be held at 100 Saint Joseph Street, Mobile, Alabama 36602 and any adjournment thereof.

BancTrust is the parent company and owner of 100% of the stock of BankTrust (the “Mobile Bank”), headquartered in Mobile, Alabama; BancTrust Company, Inc. (the “Trust Company”), headquartered in Mobile, Alabama; BankTrust of Alabama (the “Eufaula Bank”), headquartered in Eufaula, Alabama; and BankTrust (the “Florida Bank”), headquartered in Santa Rosa Beach, Florida.

VOTING SECURITIES

As of the record date, March 16, 2007, there were 11,279,147 shares of BancTrust’s common stock outstanding. Each share is entitled to one vote.

Security Ownership of Directors, Nominees, 5% Shareholders and Officers

As of the record date there were no known 5% shareholders of BancTrust. The following chart reflects the number of shares beneficially owned by (i) each director and nominee of BancTrust; (ii) each executive officer named in the Summary Compensation Table; and (iii) the directors and executive officers of BancTrust as a group.

Name	Number of Shares Owned[1]	Right to Acquire[2]	Total Beneficial Ownership	Percentage of Beneficial Ownership[3]
Tracy T. Conerly	4,009		4,009	0.03%
Stephen G. Crawford	158,100		158,100	1.40%
David C. De Laney	73,200		73,200	0.65%
Robert M. Dixon, Jr.	20,472		20,472	0.18%
Greg B. Faison[7]	100,641		100,641	0.89%
James A. Faulkner	9,346		9,346	0.08%
Bruce C. Finley, Jr.	22,415	7,250	29,665	0.26%
Michael D. Fitzhugh	9,050	19,680	28,730	0.26%
Broox G. Garrett, Jr.[4]	88,917	650	89,567	0.79%
W. Dwight Harrigan	214,400		214,400	1.90%
James P. Hayes, Jr.	43,883		43,883	0.39%
Clifton C. Inge, Jr.[5]	2,733		2,733	0.02%

F. Michael Johnson	42,190	20,180	62,370	0.55%
W. Bibb Lamar, Jr.	80,634	46,330	126,964	1.12%
John H. Lewis, Jr.	25,185		25,185	0.22%
Harris V. Morrissette[5]	36,589	650	37,239	0.33%
J. Stephen Nelson	26,117		26,117	0.23%
Paul D. Owens, Jr.	330,472	650	331,122	2.94%
Dennis A. Wallace[3]	22,331		22,331	0.20%
Earl H. Weaver4&6	93,493	650	94,143	0.83%
All directors and executive Officers as a group (20 persons)	1,404,177	96,040	1,500,217	13.19%

[1]

Includes shares for which the named person has sole voting and investment power, has shared voting and investment power with a spouse or children, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

[2]	Includes shares that may be acquired upon the exercise of stock options that are or become exercisable within 60 days of the date of this proxy statement.

[3]

For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. The calculations are based on 11,279,147 shares of common stock outstanding on March 02, 2007.

[4]	Mr. Garrett and Mr. Weaver were first cousins.

[5]	Mr. Inge and Mr. Morrissette are first cousins

[6]	Mr. Weaver died on September 27, 2006.

[7]	Mr. Faison retired from the Board of Directors on January 24, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that BancTrust’s directors and executive officers, and persons who own more than ten percent of BancTrust’s common stock, file with the Securities and Exchange Commission reports related to their ownership and changes in ownership of common stock and other equity securities of BancTrust. Management believes, based solely upon information furnished to BancTrust and written representations that no other reports were required, that all persons subject to the reporting requirements of Section 16(a) during 2006 filed the reports on a timely basis.

ELECTION OF DIRECTORS

Number and Term

The Articles of Incorporation of BancTrust provide that the number of directors to be elected at the Annual Meeting will be fixed by resolution of the Board of Directors. The Board has adopted a resolution fixing at fifteen the number of directors to be elected at the 2007 Annual Meeting. The directors so elected will serve a term of one year.

Nominees

The persons named below are the Board’s nominees for election as directors, and each has agreed to serve if elected. All nominees are members of the current BancTrust Board of Directors.

Tracy T. Conerly

A BancTrust director since 2006

Ms. Conerly, age 42, is a partner with Carr Riggs & Ingram, LLP, a certified public accounting firm. She has practiced accounting with that firm since 1990. She has served as a director of the Florida Bank since 1999.

Stephen G. Crawford

A BancTrust director since 1985

Mr. Crawford, age 67, served as General Counsel to BancTrust from July 2003 through December 2004 and has served as Chairman of the Executive Committee since 1992. He is also a member of the Hand Arendall, L.L.C. law firm, Mobile, Alabama, where he has practiced law since 1964. Mr. Crawford has been a director of the Mobile Bank since 1986 and a director of the Trust Company since 1998.

David C. De Laney

A BancTrust director since 1985

Mr. De Laney, age 59, is President of First Small Business Investment Company of Alabama, Mobile, Alabama, a provider of debt and equity financing to small businesses, a position he has held since 1978. Mr. De Laney has been a director of the Mobile Bank since 1986. Mr. De Laney serves as Chairman of the Audit Committee.

Robert M. Dixon, Jr.

A BancTrust director since 2005

Mr. Dixon, age 44, has been President of M.C. Dixon Lumber Company, Inc., Eufaula, Alabama, since 2003. From 1988-2003, Mr. Dixon served as Vice President of M.C. Dixon Lumber Company, Inc. Mr. Dixon has been Chairman of the Board of the Eufaula Bank since January 2005 and a director since 2000.

James A. Faulkner

A BancTrust director since 2004

Mr. Faulkner, age 61, has served since 2000 as a director of Branch Banking & Trust Co., Winston-Salem, North Carolina and as an advisory director of the Georgia Advisory Board of Branch Banking & Trust Co. of North Carolina. Previously Mr. Faulkner served as Vice Chairman (2000-2001) and CEO (1997-2000) of Century South Banks, Inc. From 2000 until its merger with BancTrust at the end of 2003, Mr. Faulkner served as a director of CommerceSouth, Inc.

Broox G. Garrett, Jr.

A BancTrust director since 1993

Mr. Garrett, age 58, is an attorney and partner in the law firm of Thompson, Garrett and Hines, L.L.P., Brewton, Alabama, where he has been employed since 1973. Mr. Garrett served as a director of BankTrust, Brewton and its predecessor from 1983 until 2003, when it was merged into the Mobile Bank, and he has served as a director of the Trust Company since 1998.

W. Dwight Harrigan

A BancTrust director since 1997

Mr. Harrigan, age 69, has alternated annually since 1983 as President and Executive Vice President of Scotch Lumber Company, Fulton, Alabama. Mr. Harrigan has also served since 1987 as Chairman of Harrigan Lumber Company, Monroeville, Alabama. Mr. Harrigan served as a director of the Mobile Bank from 1986 until 2004.

James P. Hayes, Jr.

A BancTrust director since 1993

Mr. Hayes, age 59, is President of the Economic Development Partnership of Alabama, Birmingham, Alabama, a position he has held since August 2002. Mr. Hayes served as Senior Advisor and Executive Secretary to the Governor of the State of Alabama in 2001, as Senior Advisor to the Governor of Alabama and Director of the Alabama Development Office in 2000, and in 1999 as Revenue Commissioner for the State of Alabama. Mr. Hayes served as a director of BankTrust, Brewton and its predecessor from 1985 until it was merged into the Mobile Bank in 2003. Mr. Hayes is also a director of First Commercial Bank, Birmingham, Alabama.

Clifton C. Inge, Jr.

A BancTrust director since 2006

Mr. Inge, age 42, is a principal, Chairman and Chief Executive Officer of IPC Industries, Inc., a diversified holding company primarily focusing on investments in private equity, real estate development and timberland management, headquartered in Mobile, Alabama. Mr. Inge has served in such capacity since 1995. He also serves as a director of the Mobile Bank, a position to which he was elected in 2006.

W. Bibb Lamar, Jr.

A BancTrust director since 1989

Mr. Lamar, age 63, has been President, Chief Executive Officer and a director of BancTrust since 1989 and Chairman of the Mobile Bank, since 1998. He has also served since 1989 as Chief Executive Officer and a director of the Mobile Bank. Mr. Lamar has also been a director of the Trust Company since 1998. Mr. Lamar served as President of the Mobile Bank from 1989 through 1998.

John H. Lewis, Jr.

A BancTrust director since 2002

Mr. Lewis, age 65, served as President and Chairman of Lewis Communications, Inc., Mobile, Alabama, a full service advertising, marketing and public relations firm, from 1976 until his retirement in 2005. Mr. Lewis performs consulting services for Lewis Communications. Mr. Lewis served as a director of the Mobile Bank from 1993 until 2004.

Harris V. Morrissette

A BancTrust director since 1997

Mr. Morrissette, age 47, has been president of Marshall Biscuit Company, Inc., Mobile, Alabama, a manufacturer and packager of frozen and specialty food products, since 1994, and has also served as Chairman of Azalea Aviation, Inc., an airplane fueling and charter company, since 1993. Mr. Morrissette served as a director of the Mobile Bank from 1990 through April 2004. Mr. Morrissette is also a director of the following companies that file reports with the Securities and Exchange Commission: EnergySouth, Inc. and The Williamsburg Investment Trust.

J. Stephen Nelson

A BancTrust director since 1993

Mr. Nelson, age 69, has been Chairman since 1993 of BancTrust. He served as a director of BankTrust, Brewton and its predecessor, First National Bank, Brewton, from 1979 until it was merged into the Mobile Bank in 2003. Mr. Nelson served as Chief Executive Officer of BankTrust, Brewton and its predecessor from 1984 through 1998 and as Chairman from 1993 to 2003. Mr. Nelson served as a director of the Trust Company from 1998 until 2003. He was re-elected as a director of the Trust Company in 2006.

Paul D. Owens, Jr.

A BancTrust director since 1997

Mr. Owens, age 61, is an attorney in the private practice of law in Brewton, Alabama, where he has practiced since 1970. Mr. Owens served as a director of the Mobile Bank from 1986 until 2004.

Dennis A. Wallace

A BancTrust director since 2004

Mr. Wallace, age 57, has served as Chairman of the Florida Bank since 2000. Mr. Wallace is a licensed realtor with Baywood Realty, Santa Rosa Beach, Florida, a position he has held since 2003. From 1988 through 2000 Mr. Wallace was the owner of South Bay ACE Hardware & Lumber Co., Inc., Santa Rosa Beach, Florida. From 2000 until its merger with BancTrust at the end of 2003, Mr. Wallace served as a director of CommerceSouth, Inc.

Although the Board of Directors does not contemplate that any nominee named above will be unavailable for election, if vacancies occur unexpectedly the shares covered by the Proxy will be voted for the Board’s substitute nominees, if any, or in such other manner as the Board of Directors deems advisable.

The Articles of Incorporation and Bylaws of BancTrust permit the Board of Directors, between annual meetings of shareholders, to increase the membership of the Board and to fill any position so created and any vacancy otherwise occurring. The Bylaws provide that any new director so elected holds office until the next annual shareholders’ meeting.

DIRECTOR COMMITTEES AND ATTENDANCE

The BancTrust Board of Directors held six meetings during 2006. The Board has the following standing committees: Executive, Corporate Governance and Nominating, ALCO (Asset Liability), Audit, Compensation and Loan. The Executive Committee (whose members presently are Messrs. Crawford, Hayes, Lamar, Morrissette, Nelson, Owens and Wallace) between meetings of the Board may exercise all powers of the Board except as limited by the Bylaws and the Alabama Business Corporation Act. There were six meetings of the Executive Committee in 2006. The ALCO Committee (whose members presently are Messrs. De Laney, Inge, and Lamar) held four meetings during 2006. The Corporate Governance and Nominating Committee (whose members are presently Messrs. Morrissette, Dixon, Harrigan and Lewis) held two meetings during 2006. The Compensation Committee (whose members presently are Messrs. Faulkner, Hayes, Morrissette and Wallace) met five times during 2006. The Loan Committee (whose members are presently Messrs. De Laney, Wallace, Lamar and Owens) held eight meetings in 2006. The reports of the Audit and Compensation Committees are included in this Proxy Statement.

All of the directors then in office attended BancTrust’s 2006 Annual Meeting of Shareholders.

Each bank subsidiary has standing committees composed of directors from their respective Boards. With the exception of the Trust Company, all subsidiaries have a Loan and Audit Committee. In addition, the Mobile Bank has a Director Nominating Committee and an Executive Committee. The Trust Company has no director committees.

Nominating Committee and Board Composition

The Board of Directors approved and adopted a Corporate Governance and Nominating Committee Charter in early 2006. All of the members of this Committee meet the requirements for independence set forth in the listing standards of the Nasdaq Stock Market. The Corporate Governance and Nominating Committee Charter was included as an Appendix to the Company’s 2006 Proxy Statement.

The Corporate Governance and Nominating Committee’s responsibilities include recommending to the Board of Directors the appropriate size of the Board, its structure and operations of the various committees; identifying and reviewing individuals believed to be qualified to become members of the Board; considering matters that relate to the Company’s director retirement policy; recommending Board committee assignments and committee chairs; assisting the Board in its evaluation of the independence of the Company’s directors in accordance with applicable legal and regulatory requirements; developing and recommending to the Board a set of corporate governance policies, practices and guidelines appropriate to the Company and reviewing such policies, practices and guidelines at least annually and recommending changes as necessary; serving as a resource for the evaluation process of the Board, its committees and management, as appropriate; providing the oversight for an annual self-evaluation of the Committee; annually reviewing and assessing the adequacy of the Corporate Governance and Nominating Committee Charter; and performing any other duties or responsibilities expressly delegated to the Committee by the Board of Directors.

In evaluating incumbent directors as potential nominees for reelection, the Committee reviews the directors’ qualifications, independence, attendance record and committee participation. In evaluating candidates to fill vacancies, the Committee reviews the recommendations of other directors and management. In nominating candidates, the Committee considers and assesses issues and factors that the Committee and the Board deem appropriate, including an individual’s integrity, education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships and knowledge and experience in matters impacting financial institutions such as the Company. Although not required by the Articles of Incorporation or Bylaws, the Committee feels that share ownership is an important factor in evaluating director nominees. The Committee will also consider recommendations by the Company’s shareholders of qualified director candidates for possible nomination to the Board. The Company’s Amended and Restated Articles of Incorporation state that shareholder nominations shall be in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of the meeting at which directors will be elected. Each notice given by a shareholder with respect to nominations for the election of directors shall set forth: (i) the name, age, business address, and if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of the stock of the Company which are beneficially owned by each such nominee. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Company.

The Corporate Governance and Nominating Committee is required to report the information elicited by its activities to the Board of Directors and, where appropriate, its recommendations for action by the Board of Directors, at its next meeting subsequent to that of the Committee.

The nominations of the directors standing for election at the 2007 Annual Meeting were based on the recommendation of the Corporate Governance and Nominating Committee and were approved unanimously by the Board of Directors, including independent directors. Of BancTrust’s fifteen director nominees and the two additional persons who served as directors during 2006, only Messrs. Crawford, Faison, Lamar and Nelson do not meet the requirements for independence as set forth in the listing standards of the Nasdaq Stock Market.

Mr. Inge and Ms. Conerly were elected by the Board of Directors, based on the recommendation of the Corporate Governance and Nominating Committee, to fill vacancies. Mr. Inge and Ms. Conerly have not previously been elected as directors by shareholder vote. Mr. Lamar, the Company’s President and Chief Executive Officer, recommended Mr. Inge and Ms. Conerly to the Corporate Governance and Nominating Committee.

Compensation Committee

Pursuant to its charter, which is included as Appendix A to this Proxy Statement, the Compensation Committee assists the Board in fulfilling its oversight responsibilities by reviewing, approving and recommending to the Board of Directors compensation packages and benefits. The Board of Directors approved the Compensation Committee Charter on March 7, 2007.

The Compensation Committee is comprised solely of non-employee directors who meet the independence requirements set forth in the listing standards of the Nasdaq Stock Market. It has the authority to retain, at the Company’s expense, and to terminate compensation consultants and other advisors to assist it in fulfilling its responsibilities.

The Compensation Committee may delegate to its Chairperson such power and authority as the Committee deems to be appropriate, except when such power and authority is required by law to be exercised by the whole Committee or by a subcommittee consisting of one or more Committee members, which the Committee has the authority to form and delegate to. The Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer compensation and to approve the consultant’s fees and other retention terms. During 2006, the Georgia (“Bankers Bank”) Bankers Bank was engaged to advise the Compensation Committee and management regarding compensation issues.

The Committee reviews and approves the Company’s goals and objectives relevant to Chief Executive Officer and executive officer compensation, evaluates the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives and recommends to the full board the Chief Executive Officer’s and other executive officers’ compensation levels based on its evaluation. The Committee considers the Company’s performance and relative shareholder return, the value of similar incentive awards to the Chief Executive Officer and executive officers at comparable companies and the awards given to the Chief Executive Officer and executive officers in past years when determining the long-term component of the Chief Executive Officer’s compensation. The Committee makes recommendations to the Board with respect to incentive compensation plans, equity-based plans and other compensatory plans.

The Committee held five meetings in 2006. During the course of the year, the Committee discussed with the Company’s compensation consultant and with senior management the Company’s overall philosophy and objectives regarding executive compensation. The Company’s compensation program for its executive officers was constructed with that philosophy and those objectives in mind.

Report of the Audit Committee

Pursuant to its charter as adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders, the systems of internal controls which management and the Board of Directors have established and the audit process. The Audit Committee Charter was included as an Appendix to the Company’s 2006 Proxy Statement. The Audit Committee has adopted procedures for handling complaints regarding accounting or auditing matters, including procedures for the confidential, anonymous submission by employees of related concerns. The Audit Committee met five times during 2006.

The Audit Committee reviewed and discussed with management the audited financial statements for BancTrust as of and for the year ended December 31, 2006, as well as the representations of management and the opinion of KPMG LLP, BancTrust’s independent auditor, regarding BancTrust’s internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act. It discussed with BancTrust’s internal auditors and independent auditors the overall scope and plans for their respective audits. It discussed with BancTrust’s internal auditors and KPMG, with and without management present, the results of their examinations, the evaluation of BancTrust’s internal controls, management’s representations regarding internal controls over financial reporting, and the overall quality of BancTrust’s financial reporting. It discussed with KPMG the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as adopted by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee received and reviewed the written disclosures and the letter from KPMG, as required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has considered and discussed with KPMG its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in BancTrust’s Annual Report on Form 10-K for the year ended December 31, 2006.

In 2006, the Audit Committee was composed of four BancTrust directors, three of whom are listed below. Each committee member met the requirements for independence set forth in the Audit Committee Charter and in the listing standards of the Nasdaq Stock Market for the year 2006. In October of 2006, Tracy Conerly was appointed to the Committee to fill the vacancy due to the death of director and committee member Earl H. Weaver. Ms. Conerly meets the requirements for independence set forth in the Audit Committee Charter and in the listing standards of the Nasdaq Stock Market for the year. In March of 2007, Clifton C. Inge, Jr. was appointed to the Audit Committee based on the recommendation of the Corporate Governance & Nominating Committee. Mr. Inge meets the requirements for the independence set forth in the Audit Committee Charter and the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that each member of the Audit Committee who served during 2006 possesses the attributes of an audit committee financial expert. The Board has named David C. De Laney as its designated audit committee financial expert.

Submitted by,

David C. De Laney, Chairman

Tracy T. Conerly

James A. Faulkner

Clifton C. Inge, Jr.

Harris V. Morrissette

Code of Ethics

BancTrust has a Code of Ethics that applies to each director, officer and employee of BancTrust and its affiliates. BancTrust will furnish a copy of its Code of Ethics to any person without charge upon request. Requests for the Code of Ethics must be submitted in writing to the Corporate Secretary at the address listed below:

F. Michael Johnson

BancTrust Financial Group, Inc.

P. O. Box 3067

Mobile, AL 36652

EXECUTIVE OFFICERS

The following table reflects certain information concerning the executive officers of BancTrust. Each such officer holds his office(s) until the first meeting of the Board of Directors following the annual meeting of shareholders each year, or until a successor is chosen, subject to removal at any time by the Board of Directors. Except as otherwise indicated, no family relationships exist among the executive officers and directors of BancTrust, and no such officer holds his office(s) by virtue of any arrangement or understanding between him and any other person except the Board of Directors.

Name, Age and Office(s) with BancTrust	Other Positions with BancTrust
J. Stephen Nelson – age 69[1] Chairman (since 1993)	Director (since 1993)
W. Bibb Lamar, Jr. – age 63[2] President and CEO (since 1989)	Director (since 1989)
F. Michael Johnson – age 61[3] CFO (since 1993), Executive Vice President and Secretary (since 1985)	None
Michael D. Fitzhugh – age 58[4] Executive Vice President (since 2004)	None
Bruce C. Finley, Jr. – age 58[5] Senior Vice President and Senior Loan Officer (since 2004)	None

[1]	Director since 1998, the Trust Company. Previously: Chairman (1993-2003), Chief Executive Officer (1984-2003), and Director (1979-2003), BankTrust, Brewton, which merged into the Mobile Bank in 2003.

[2]	Chief Executive Officer and Director, since 1989, and Chairman, since 1998, the Mobile Bank; Director since 1998, the Trust Company. Previously: President (1989-1998), the Mobile Bank.

[3]	Executive Vice President and Cashier, since 1986, the Mobile Bank.

[4]

President and Chief Executive Officer since 2005, the Florida Bank; Director and Executive Vice President, since 1998, the Mobile Bank. Previously: Chief Operating Officer (1998-2005), the Mobile Bank.

[5]	Executive Vice President, since 1998, the Mobile Bank. Previously: Senior Loan Officer (1998-2003), the Mobile Bank.

EXECUTIVE COMPENSATION

Management’s Compensation Discussion and Analysis

Compensation Philosophy and Objectives

We design and implement our compensation programs to attract, retain and motivate our officers, employees and directors by offering attractive and competitive compensation elements and amounts. We balance these goals against our need to control expenses for the benefit of our shareholders. We provide compensation programs aimed at rewarding production and at fostering loyalty to the Company. To be competitive, we seek to provide salaries, benefits and long-term incentives comparable to the median of those provided by other banking companies of our general size and success in our peer group. We have retained a compensation consultant, the Bankers Bank, who has provided us with competitive market salary and total cash compensation data for selected officer benchmark jobs and an analysis of current market incentive levels. We believe that, in large part due to our compensation system, we have been able to assemble a team of effective and productive officers and employees. We use our compensation programs to retain our employees and attract additional talent when needed.

We use a combination of currently paid out compensation, in the form of base salary and annual cash bonus, and long-term compensation, in the form of equity awards and retirement benefits, to compensate our executive officers. In addition, we provide certain perquisites to our executive management. We believe that our short-term compensation programs are important in attracting and motivating our officers and employees. Our long-term compensation programs are aimed more at retention, being designed to encourage our officers and employees to consider our company as their lifetime career employer by providing significant and achievable benefits tied to long-term service at the highest level.

Elements of Executive Compensation

Compensation packages include salary, performance-based cash incentives, equity awards and other compensation. The following discussion sets forth the elements of our compensation program for executive officers, including the Chief Executive Officer and the other named executive officers.

Base Salary

Base salaries are intended to be competitive and are comparable to the median of those paid by other banking companies of our general size and success in our market.

The Compensation Committee annually reviews and approves all executive officer salary adjustments as recommended by the Chief Executive Officer. The Committee reviews the performance of the Chief Executive Officer and establishes, subject to Board approval, his base salary. Consideration of salary adjustments, if any, is driven by market factors, employee performance, competition for similarly talented people in our markets and analysis provided by our compensation consultant.

For 2006, our peer group consisted of 20 banks1 comparable in size to our Company, located in the southeastern United States and selected by our compensation consultant. Our consultant did not make any assessment of the qualifications or performance of the officers and made no adjustments to market data to reflect such factors. The officers’ jobs were matched against survey benchmark jobs. The officers’ current salaries were compared to the fiftieth percentile market salaries for 2005 and projected salaries for 2006. Our consultant performed custom peer group analysis for named executives Mr. Lamar, Mr. Johnson and Mr. Fitzhugh. The consultant matched their jobs against survey benchmark jobs and provided market salaries for each position at the market twenty-fifth, fiftieth, and seventy-fifth percentiles. Peer group proxy data for 2005 was incorporated into the market base salary levels and extrapolated to match the current fiscal year. Total cash compensation, including base salary and annual incentive payments, for top executives as reported in our proxy statement was compared to total cash compensation for the same period paid by our peer group banks.

The Compensation Committee recommended and the Board of Directors approved the annual base salaries for the named executive officers in 2006.

[1]

Our peer group consisted of: ABC Bancorp; Banc Corporation; Bank of Granite Corporation; Capital City Bank Group, Inc.; Colony Bankcorp, Inc.; Fidelity Southern Corporation; First Bancorp; First Community Bancshares, Inc.; FNB Corp.; FNB Financial Services Corporation; GB&T Bancshares, Inc., Greene County Bancshares, Inc.; IBERIABANK Corporation; LSB Bancshares, Inc.; NBC Capital Corporation; Renasant Corporation; SCBT Financial Corporation; Seacoast Banking Corporation of Florida; Union Bankshares

Non-Equity Incentive Compensation

Annual performance-based incentives are designed and granted to provide competitive cash payment opportunities based on company and individual performance. The cash bonus program is approved through the Annual Management Incentive Plan by the Compensation Committee, subject to final approval of the Board of Directors.

At the beginning of the year, officers are provided with their annual goals and objectives. Goals and objectives are established based on known economic, market and competitive factors, typically including return on average assets, asset growth and subjective components. We believe that we need to remain flexible in order to be able to react to specific business, economic or market needs as they arise. Therefore, the Compensation Committee is given the discretion to review the known economic, market and competitive factors at year-end, to re-evaluate goals and objectives and to make adjustments if factors have materially changed from those known when the goals and objectives were established. The elements included in an officer’s goals and objectives may change from year to year depending on our strategy and operating plans and the participant’s job assignment.

An individual’s annual incentive award is established as a percentage of base salary, with the payout calculated on the end of year base salary for each participant. Potential payout is available at three levels, a threshold level, a target level and a maximum level. Some goals are not eligible for all levels of payout, and some goals are subjective or possess a subjective component. Actual incentive awards are disbursed as soon after the end of the year as reliable performance information is available. A participant generally must be employed by the Company on the day that incentive payments are disbursed in order to receive a cash bonus. If a participant dies, becomes disabled or retires prior to the end of the year, a prorated incentive award may be paid at the discretion of the Compensation Committee and the Board of Directors.

In early 2006, the Company’s consultant recommended to the Compensation Committee a range of potential incentive payouts to executive officers based on specific performance and growth goals of the Company as well as the officers’ individual goals. Company performance goals included return on average assets and asset growth, and the objectives also covered individual performance goals based on subjective factors. The Chief Executive Officer was actively involved in establishing the goals and recommending the payout levels for the other executive officers. The Compensation Committee, with the assistance of the consultant, determined the Chief Executive Officer’s annual incentive objectives, weights and performance ranges and the payout awarded. The Compensation Committee approved the annual incentive objectives, weights and performance ranges and payouts for all executive officers. The original weightings of each objective for the named executive officers were as follows:

Name	Objectives and their Weightings
	Return on Average Assets	Average Asset Growth	Subjective
W. Bibb Lamar, Jr.	40%	40%	20%
F. Michael Johnson	40%	40%	20%

	Return on Average Assets	Average Asset Growth	Market Growth (Deposits)	Market Growth (Loans)	Market Profit	Secondary Mortgage Revenue	BancTrust Financial Services Net Profit	Management Effectiveness
Michael D. Fitzhugh	15%	15%	25%	10%	15%	5%	5%	10%

	Return on Average Assets	Average Asset Growth	Average Loan Growth	Net Charge offs to Total Loans	30 Day Average Past Dues	Non- performing Loans to Average Loans	Company Wide Loan Exceptions
Bruce C. Finley, Jr.	25%	25%	10%	10%	10%	10%	10%

In early 2007, based on its year-end review of 2006 performance, the Committee recommended, and the Board of Directors approved, changing the weighting given to, and in some cases modifying, the components under the Annual Management Incentive Plan for certain officers, including the Chief Executive Officer and the other named executive officers. The Compensation Committee, in recommending modifications to the weighting and composition of these objectives, recognized that the Company’s growth, most notably in its coastal markets, was significantly slowed by recent storms, particularly Hurricane Katrina. In addition, the Committee recognized that certain officers were hindered in their ability to meet earnings goals by the expense resulting from the Company’s strategic decision to hire a large number of experienced local bankers in its Mobile/Baldwin County market in Alabama. The weighting given to growth, in some cases, was either eliminated or significantly reduced and was shifted to other objectives. In addition, in some cases, new objectives were added and credit was given for performance in those areas. The Board of Directors approved modifications to the objectives and their weightings for the named executive officers, based on the recommendation of the Compensation Committee, as follows:

Name	Objectives and their Weightings
	Return on Average Assets	Subjective
W. Bibb Lamar, Jr.	80%	20%
F. Michael Johnson	80%	20%

	Return on Average Assets	Market Growth (Deposits)	Market Growth (Loans)	Market Profit	Trust Profit Budget	Secondary Mortgage Revenue	BancTrust Financial Services Net Profit	Management Effectiveness
Michael D. Fitzhugh	30%	20%	10%	10%	5%	5%	5%	15%

	Return on Average Assets	Average Loan Growth	Net Charge offs to Total Loans	30 Day Average Past Dues	Non- performing Loans to Average Loans	Company Wide Loan Exceptions	Subjective
Bruce C. Finley, Jr.	50%	10%	5%	5%	5%	5%	20%

For performance in 2006, Mr. Lamar and Mr. Johnson received 50% of the weighted ROA payout at threshold. Threshold was based on a 1.00% return on average assets. The Company achieved a 1.02% return on average assets. Mr. Lamar and Mr. Johnson received 200% (the maximum) of the 20% subjective component. In making its recommendation, the Committee considered Mr. Lamar’s and Mr. Johnson’s accomplishments and leadership, particularly related to the successful hiring and integration of a group of key commercial lenders into the Mobile Bank.

For performance in 2006, Mr. Fitzhugh received 50% of the weighted ROA payout at threshold, 168% of the weighted trust profit budget payout, 109% of the weighted BancTrust Financial Services net profit payout, and 200% of the management effectiveness payout. Mr. Fitzhugh did not receive incentive payment for the market deposit growth component, which carried a 20% weighting; market loan growth component, which carried a 10% weighting; market profit component, which carried a 10% weighting; or secondary market mortgage revenue component, which carried a 5% weighting. In making its recommendation, especially related to the management effectiveness component, the Committee considered the effects of Hurricane Katrina and other recent storms on the economy of our coastal markets and Mr. Fitzhugh’s accomplishments and leadership under those circumstances.

For performance in 2006, Mr. Finley received 50% of the weighted ROA payout at threshold, 100% of the weighted net charge-offs to total loans payout, 100% of the 30 day average past dues payout, 100% of the weighted company-wide loan exceptions payout and 200% of the 20% subjective component payout. Mr. Finley did not receive incentive payment for the average loan growth component, which carried a 10% weighting; or the non-performing loans to average loans component, which carried a 10% weighting. In making its recommendation, the Committee considered Mr. Finley’s accomplishments and leadership, particularly related to the successful hiring and integration of a group of key commercial lenders into the Mobile Bank.

Equity Incentive Compensation Plan

The Board of Directors, with input from the Compensation Committee, administers the Company’s 2001 Incentive Compensation Plan, which was approved by our shareholders, with the stated goal of promoting the long-term success of the Company and its subsidiaries by providing financial incentives to directors and key employees who are in positions to make significant contributions to the performance of the Company. Directors and key employees are eligible to participate. Awards may be made under this Plan in the form of either qualified or non-qualified stock options, stock appreciation rights (SARs) and restricted stock. The Board considers the nature of the services rendered by the employee or director, the employee’s or director’s potential contribution to the long-term success of the Company and its subsidiaries and other factors it deems relevant in awarding grants. The Chief Executive Officer may make recommendations to the Committee or Board concerning the grant of options, SARs or restricted stock under the 2001 Incentive Compensation Plan. Originally 250,000 shares were reserved for issuance under this plan, and 53,109 shares currently remain available for issuance.

For accomplishments during 2006, the Board of Directors awarded 5,000 shares of restricted stock under the 2001 Incentive Compensation Plan to the Chief Executive Officer. The Board

reviewed the recommendation of the Compensation Committee in approving the award. The Compensation Committee considered the Chief Executive Officer’s performance and leadership, particularly related to the successful hiring and integration of a group of key commercial lenders into the Mobile Bank, in making its recommendation. No shares were awarded to our directors or other executive officers.

Long-Term Equity Incentive Compensation Plan

Our Long-Term Equity Incentive Compensation Plan is made available to selected individuals, including the Chief Executive Officer and the other named executives, and incentive awards may be made thereunder in the form of restricted stock. The Long-Term Equity Incentive Compensation Plan is designed to align key management interests with those of shareholders and to encourage management to remain in the employ of the Company. The Long-Term Equity Incentive Compensation Plan is implemented on an annual basis and is not memorialized in a written plan document.

Annually, the Compensation Committee approves a pool of shares of restricted stock for potential issuance to participants in the Long-Term Equity Incentive Compensation Plan. The Compensation Committee approves the number of shares of the pool allocated to the Chief Executive Officer. The Chief Executive Officer is given the discretion to select the participants and allocate the remaining restricted stock pool, subject to approval by the Compensation Committee. Restricted stock awards are based on Company performance measures. If we perform below these measures, the Compensation Committee may recommend a prorated award of shares for approval by the Board of Directors. Shares of restricted stock awarded under the Long-Term Equity Incentive Compensation Plan are awarded pursuant to, and from the shares reserved for issuance under, the Company’s 2001 Incentive Compensation Plan approved by the shareholders.

Time-vesting restricted stock awards are granted in order to retain our executive officers. Restricted stock granted through the Long-Term Equity Incentive Compensation Plan vests three years after the date of grant, as long as the officer has remained continuously employed by the Company during the three-year vesting period. If the officer terminates employment during the vesting period as a result of retirement, permanent disability or death, the extent to which restrictions will be deemed to have lapsed will be determined by the Compensation Committee by a predetermined formula as defined in the 2001 Incentive Compensation Plan. If the employee terminates employment for any reason other than those mentioned, the unvested shares of restricted stock are forfeited. In the event of a change of control event, unvested restricted shares immediately vest. Prior to the vesting date, the restricted stock is not transferable by the officer. The officer has rights as a shareholder with respect to unvested restricted stock, including the right to vote the restricted stock and the right to receive any dividends payable. In the event of a change in capitalization, the restricted shares will be treated in the same manner as other shares of common stock. The value of the restricted stock on the date of grant is included in the gross income of the officer for federal income tax purposes at the end of the vesting period. The officer is responsible for the payment of all applicable federal, state and local taxes.

Performance-based equity incentive awards under the Company’s Long Term Equity Incentive Compensation Plan were not granted for performance in 2006, because the Company did not meet its performance goals.

Equity Awards Grant Policy

For awards made under the 2001 Incentive Compensation Plan, the date of grant is the date of Board approval. We do not back-date stock options. It has been our intention that any option granted, unless specifically stated in the option agreement, is treated for all purposes as an incentive stock option under Section 422 of the Internal Revenue Code of 1986. The option price per share is the fair market value of the common stock on the date the option was granted. Fair market value means the average of the highest and lowest selling price on the Nasdaq Stock Market on the date of grant.

Retirement Plans

We maintain pension, savings and profit sharing plans for all eligible employee participants. The Compensation Committee does not exercise discretion over the nature or amount of payments from these plans.

Employees hired before January 1, 2003, are eligible to participate in the Company’s defined benefit pension plan, the Retirement Plan for Employees of BancTrust Financial Group, Inc. Participation in the pension plan was frozen for employees hired after December 31, 2002. No employees hired or rehired after this date are eligible for participation in the pension plan.

The pension plan provides generally for a monthly benefit commencing at age 65 equal to one twelfth of one percent of the employee’s average yearly compensation over the five consecutive calendar years during the last ten calendar years when the employee’s compensation was highest, multiplied by years of credited service, not to exceed 40 years. Average yearly compensation is defined as wages, salary, bonus, commissions, overtime and any other special compensation. Alternative plan formulas may apply to certain participants who participated in predecessor pension plans, including Mr. Lamar, Mr. Johnson and Mr. Finley. These alternative formulas may result in a greater benefit to the participant. Generally, the applicable formula can not be determined until retirement.

The alternative plans include The Bank of Mobile Pension Plan in effect as of December 31, 1994, and the First National Bank Employee’s Pension Plan in effect as of December 31, 1994. Benefits under The Bank of Mobile Pension Plan provide for a monthly benefit commencing at age 65 equal to one percent of the employee’s average monthly base compensation during the highest 60 consecutive months out of the 120 months preceding retirement, plus ..65% of average monthly base compensation in excess of $833.33, multiplied by years of credited service, not to exceed 30 years. Employee’s average monthly base compensation is determined by dividing the annual wages, salary, bonus, commissions, overtime and other special compensation by twelve. Joint and survivor benefits would be less. Social Security benefits do not affect payment made under The Bank of Mobile Plan. Benefits under the First National Bank Employee’s Pension Plan provide for an annual benefit commencing at age 65 equal to 1.5% of the final coverage compensation multiplied by years of service. Final coverage compensation is defined as earnings, including wages, salary, bonus, commissions, overtime and any other special compensation over the 5 consecutive calendar years out of the last 10 consecutive years that produce the highest average. Joint and survivor benefits would be less.

The Mobile Bank maintains an unfunded and unsecured Supplemental Retirement plan designed to supplement the benefits payable under the Company’s pension plan described above for certain key employees selected by the Mobile Bank’s Board of Directors. Each participant was a participant in a pension plan of another bank prior to his employment by the Mobile Bank, and the Supplemental Plan is designed to afford the participant the same pension he or she would receive under the Company’s pension plan if he or she were given years of service credit as if employed by the Mobile Bank for his or her entire banking career, reduced by benefits actually payable to him or her under the Company’s pension plan and any retirement benefit payable to him or her under any plan of another bank. Benefits for total and permanent disability are supplemented in the same manner. Because the Supplemental Plan is intended to compliment benefits otherwise available to the participants, the exact amounts to be paid, if any, to any participant, including Mr. Lamar, Mr. Johnson and Mr. Finley, can not be determined until retirement or disability. We do not believe any current expense and any liabilities associated with the Supplemental Plan are material.

We maintain the BancTrust Financial Group, Inc. Employee Savings & Profit Sharing Plan. Subject to certain vesting and eligibility requirements, all of our employees are permitted to participate in this plan. An eligible employee may defer up to 75% of his or her pay into the plan, not to exceed the maximum allowed under Section 402(g) of the Internal Revenue Code and not to exceed the maximum allowed under Sections 401(k), 404 and 415 of the Code. We make a matching contribution as follows: $1.00 for $1.00 on the first 2%, $0.75 for $1.00 on the next 2% and $0.50 for $1.00 on the next 2%. For example, if an employee defers 6% of pay, that employee would receive a 4.5% matching contribution. The Board of Directors may approve an annual profit-sharing contribution to this plan if certain performance measures are met. The performance measures typically involve the achievement of a predetermined return on average assets or attaining budgeted income. At the beginning of each year our Board of Directors sets the profit-sharing goal, and, at the end of the year, the Board of Directors determines the amount of the profit-sharing contribution, if any, to be made. The profit-sharing contribution is allocated to each eligible employee based on an individual compensation to total participant compensation ratio.

Certain Other Benefits

In addition to salaries, bonus opportunities, equity awards and retirement benefits, we provide to our executive officers, including the Chief Executive Officer, certain other benefits to assist the executive in performing his duties and to help us remain competitive in our ability to hire talented employees. These perquisites consist of a company automobile, certain club memberships and the payment of dues for those clubs, and, in the case of Mr. Fitzhugh, a housing allowance. The Compensation Committee periodically reviews perquisites made available to our executive officers, including the Chief Executive Officer, to ensure that they are in line with market practice.

Additional Post-Employment Benefits

We have change of control agreements with our named executive officers, Mr. Lamar, Mr. Johnson, Mr. Fitzhugh and Mr. Finley. The Board of Directors believes that if the Company or one of its affiliates becomes subject to any proposed or threatened change in control transaction, it is imperative that we are able to rely upon the executive to continue in his position and that we are able to receive and rely upon his advice as to the best interest of the Company and its shareholders, without concern that he might be distracted by the personal uncertainties and risks created by such a proposal or threat.

These agreements provide that if an executive is terminated other than for cause following a change of control, or if his assigned duties or responsibilities are diminished such that they are inconsistent with his present position, he will be entitled to receive a cash payment equal to three times his average annual earnings, not to exceed the highest amount that can be paid without triggering excise taxes or penalties under the Internal Revenue Code. Average annual earnings are defined as amounts earned by the executive for personal service rendered to his employer and its affiliates as reported on form W-2, including bonuses, and excluding moving and education expenses, income included under Section 79 of the Internal Revenue Code of 1986, as amended, and income imputed to the executive from personal use of employer-owned automobiles and employer-paid club dues. Earnings do not include any income attributable to grants of and dividends on shares awarded under our equity incentive compensation plans.

Certain other existing employee benefits are also available under the terms of these agreements for a period after termination of three years. During the three-year severance pay period, the executive will continue to be covered by the life insurance, medical insurance and accident and disability insurance plans of his employer and its affiliates or any successor plan or program in effect at or after termination. The Chief Executive Officer is additionally entitled to purchase the automobile then furnished to him by the Company for a price equal to 50% of its then book value on the books of the Company and to an amount equal to the country club dues then being paid on his behalf by the Company, not to exceed $150 per month, during the three-year severance pay period. These agreements automatically renew each calendar year unless terminated at least 90 days prior to any December 31.

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards[1]	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings[2]	All Other Compensation[3]	Total
W. Bibb Lamar, Jr.
President and Chief	2006	$325,000	$108,425	$104,000	$116,804	$39,216	$693,445
Executive Officer
(Principal Executive Officer)
F. Michael Johnson
Chief Financial Officer	2006	170,000		40,800	106,800	28,890	346,490
(Principal Financial Officer)

Michael D. Fitzhugh Executive Vice President	2006	180,000	31,779	19,906	49,380	[4]	281,065
Bruce C. Finley, Jr. Senior Vice President	2006	135,000	27,000	70,650	21,183		253,833

[1]	Based on market value of $21.68 on date of issue.

[2]	Change in pension value and nonqualified deferred compensation earnings.

[3]

Other compensation includes dividends paid on unvested restricted common stock, certain dues and club memberships, the Company’s matching of contributions to the 401(k) plan, taxable life insurance, and the taxable amounts for use of Company-owned automobiles. Company matching of 401(k) plan contributions were $16,007 for Mr. Lamar, $10,117 for Mr. Johnson, $10,523 for Mr. Fitzhugh and $7,262 for Mr. Finley.

[4]	Mr. Fitzhugh was paid $26,400 in housing allowance due to relocation.

For a description of how the named executive officers’ Incentive Plan Compensation was determined, see Non-Equity Incentive Compensation in “Management’s Compensation Discussion and Analysis” above.

2006 Grants of Plan Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold	Target	Maximum	Threshold	Target[1]	Maximum
W. Bibb Lamar, Jr.	1/20/2006	65,000	130,000	260,000		8,000
F. Michael Johnson	1/20/2006	25,500	51,000	102,000		4,500
Michael D. Fitzhugh	1/20/2006	27,000	54,000	108,000		4,500
Bruce C. Finley, Jr.	1/20/2006	16,875	33,750	67,500		2,500

[1]

The Board of Directors allocated 41,000 shares of common stock from the 2001 Incentive Compensation Plan reserve for potential equity incentive plan payments for performance in 2006. The Board specifically allocated 8,000 shares of common stock from the 2001 Incentive Compensation Plan reserve for Mr. Lamar’s potential equity incentive plan payments. The estimated common stock shares allocated to the remaining named executive officers were based on a weighted average of actual equity incentive awards paid in 2006 for performance in 2005.

The Annual Management Incentive award level is established as a percentage of base salary, with the payout calculated at year-end for each participant. The Chief Executive Officer recommends to the Compensation Committee the incentive payment for the other named executives and the officer participants. The Compensation Committee reviews and recommends the Chief Executive Officer’s award. Opportunities at a threshold, target and maximum incentive percentage level are based on the attainment of predetermined goals. Opportunity measurements are stated on worksheets which are provided to participants early in the year. There is no guaranteed minimum incentive award payout. The Board of Directors has final approval in granting incentive awards. See Non-Equity Incentive Compensation in “Management’s Compensation Discussion and Analysis” above for a discussion of how award amounts were determined and the weightings given to the goals and objectives for each named executive officer.

Potential incentive awards for all participants, including the named executive officers, were based on the Company achieving a minimum of a 1.00% return on average assets and a minimum 10% average asset growth. Additionally, Mr. Lamar’s and Mr. Johnson’s potential incentive award included a 20% subjective component. Mr. Fitzhugh’s potential incentive award was based on a minimum of a 10.4% market deposit growth; 15.5% market loan growth; 90% of budgeted profit to market profit; 90% of secondary market mortgage revenue to budgeted revenue; and 90% BancTrust Financial Services net profit to budgeted net profit. Mr. Finley’s potential incentive awards were based on a minimum of a 9.1% average loan growth; .28% net charge offs to total loans; 1% 30 day average past dues excluding non-performing loans; and 7.5% company-wide loan exceptions.

In early 2007, the categories and weightings governing these awards were modified prior to payout. See Non-Equity Incentive Compensation in “Management’s Compensation Discussion and Analysis” above for a description of how they were modified. See the “Summary Compensation Table” above for the amounts actually paid.

The Compensation Committee approves an annual pool of shares of restricted stock that may be issued from the 2001 Incentive Compensation Plan under the Long-Term Equity Incentive Compensation Plan. In 2006, the Committee approved a pool of 41,000 shares of restricted stock for potential issuance in 2007 if a net profit goal of $15.6 million was met. The Committee specifically approved 8,000 shares of restricted stock that Mr. Lamar was eligible to receive. The Committee gave Mr. Lamar the discretion to allocate the remaining restricted stock pool among the eligible plan participants, subject to Compensation Committee and Board approval.

Outstanding Equity Awards at 2006 Fiscal Year End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested[1]	Market Value of Shares That Have Not Vested[2]
W. Bibb Lamar, Jr.	10,000	$17.23	07/21/2014	8,000	$204,160
	10,080	11.31	02/20/2011	6,000	153,120
	5,000	11.91	01/19/2010
	10,000	15.63	01/19/2009
	11,250	15.79	01/07/2008
	7,500	8.83	01/28/2007
F. Michael Johnson	4,000	$17.23	07/21/2014	4,000	$102,080
	5,180	11.31	02/20/2011	3,000	76,560
	2,000	11.91	01/19/2010
	6,000	15.63	01/19/2009
	3,000	15.79	01/07/2008
	3,000	8.83	01/28/2007
Michael D. Fitzhugh	4,000	$17.23	07/21/2014	4,000	$102,080
	5,180	11.31	02/20/2011	3,000	76,560
	1,500	11.91	01/18/2010
	5,000	22.19	07/23/2008
Bruce C. Finley, Jr.	4,000	$17.23	07/21/2014	2,000	$51,040
	1,000	11.91	01/18/2010	1,000	25,520
	2,250	15.79	01/07/2008
	2,250	8.83	01/28/2007

[1]	Unvested restricted stock vests 3 years from the date of grant. Shares were granted on 01/19/2005 which will vest on 01/19/2008, and shares were granted on 01/18/2006 which will vest on 01/18/2009.

[2]	Based on closing price of $25.52 as of December 29, 2006.

2006 Option Exercises and Stock Vested

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
W. Bibb Lamar, Jr.	7,500	$83,138
F. Michael Johnson	3,000	$33,255
Bruce C. Finley, Jr.	2,250	$24,941

2006 Pension Benefit Table

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During the Last Fiscal Year
W. Bibb Lamar, Jr.	Retirement Plan for Employees of BancTrust Financial Group, Inc.	18	$544,254	$0.00
	Mobile Bank Supplemental Plan	38	249,805	$0.00
	Total		$794,059	$0.00
F. Michael Johnson	Retirement Plan for Employees of BancTrust Financial Group, Inc	21	$488,497	$0.00
	Mobile Bank Supplemental Plan	32	123,319	$0.00
	Total		$611,816	$0.00
Michael D. Fitzhugh	Retirement Plan for Employees of BancTrust Financial Group, Inc	8	$98,049	$0.00
Bruce C. Finley, Jr.	Retirement Plan for Employees of BancTrust Financial Group, Inc	18	$263,373	$0.00
	Mobile Bank Supplemental Plan	31	58,124	$0.00
	Total		$321,497	$0.00

The present value of accumulated benefit was determined using a 5.9% discount rate, the RP-2000 Combined Mortality Table, the greater of normal retirement age or age on the evaluation date and no incidence of disability.

For a discussion of how benefits under the Retirement Plan for Employees of BancTrust Financial Group, Inc. and the Mobile Bank Supplemental Plan are determined, see Retirement Plans in “Management’s Compensation Discussion and Analysis” above.

Other Potential Post-Employment Payments

Upon resignation without cause or termination for cause, the named executive officer is not entitled to any payment or benefit beyond those afforded to employees upon termination or resignation. Salaries would be paid through the date of resignation or termination. Insurance and other special benefits would terminate on the date of resignation or termination. Unvested restricted stock would be forfeited. Exercisable stock options would be forfeited upon termination or resignation if not exercised prior to the effective date of the resignation. Non-equity incentive compensation would not be paid if termination or resignation is prior to the date payment is made by the Company.

Upon normal retirement, the executive officer is entitled to receive his defined benefit pension obligation and pro rata vested restricted stock shares. Pension benefits may be paid in a lump sum under certain circumstances. The executive may also receive all or a pro rata short-term incentive payment if approved by the Board of Directors. Options held may be exercised within 90 days of retirement by the executive. In the case of Mr. Lamar, Mr. Johnson and Mr. Finley, the officer may also be entitled to retirement benefits payable under an unfunded, nonqualified supplemental retirement plan.

Assuming a normal retirement age and retirement at December 31, 2006, the named executives would have been entitled to the following in addition to their defined benefit pension plan and supplemental retirement plan where applicable:

Name	Value of Pro Rata Vested Restricted Stock Shares[1]	Value Realized on Exercise of Stock Options[2]	Non-Equity Incentive Plan Compensation
W. Bibb Lamar, Jr.	$172,165	$627,724	$104,000
F. Michael Johnson	86,083	272,588	40,800
Michael D. Fitzhugh	86,083	183,393	31,779
Bruce C. Finley, Jr.	34,428	106,815	27,000

[1]	Value based on closing price of $25.52 as of December 29, 2006.

[2]	Value based on closing price of $25.52 as of December 29, 2006, and strike price of exercisable options.

Upon permanent disability, the executive officer is entitled to receive long-term disability benefits and pro rata vested restricted stock shares. Our disability plan allows a monthly benefit for a permanently disabled employee until the employee reaches age 65 or normal retirement age. The executive may also receive all or a pro rata short-term incentive payment if approved by the Board of Directors. Options held may be exercised within 12 months of the permanent disability date.

Assuming permanent disability at December 31, 2006, the named executives would have been entitled to the following:

Name	Monthly Long Term Disability Payment[1]	Value of Pro Rata Vested Restricted Stock Shares[2]	Value Realized on Exercise of Stock Options[3]	Non-Equity Incentive Plan Compensation
W. Bibb Lamar, Jr.	$10,000	$172,165	$627,724	$104,000
F. Michael Johnson	10,000	86,083	272,588	40,800
Michael D. Fitzhugh	10,000	86,083	183,393	31,779
Bruce C. Finley, Jr.	10,000	34,428	106,815	27,000

[1]	Monthly benefits are payable until age 65 or normal retirement age, whichever is later. Normal retirement age is Social Security normal retirement age.

[2]	Value based on closing price of $25.52 as of December 29, 2006.

[3]	Value based on closing price of $25.52 as of December 29, 2006, and strike price of exercisable options.

Upon death, the executive officer’s estate is entitled to receive company provided life insurance benefits and pro rata vested restricted stock shares. Life insurance proceeds may be increased if death is due to an accident while traveling or death caused by an accident. The executive may also receive all or a pro rata short-term incentive payment if approved by the Board of Directors. Options held may be exercised within 12 months of the date of death.

Assuming a December 31, 2006, date of death, the named executives’ estates would have been entitled to the following:

Name	Life Insurance Proceeds	Value of Pro Rata Vested Restricted Stock Shares[1]	Value Realized on Exercise of Stock Options[2]	Non-Equity Incentive Plan Compensation
W. Bibb Lamar, Jr.	$250,000	$172,165	$627,724	$104,000
F. Michael Johnson	250,000	86,083	272,588	40,800
Michael D. Fitzhugh	250,000	86,083	183,393	31,779
Bruce C. Finley, Jr.	250,000	34,428	106,815	27,000

[1]	Value based on closing price of $25.52 as of December 29, 2006.

[2]	Value based on closing price of $25.52 as of December 29, 2006, and strike price of exercisable options.

The Company has change in control compensation agreements in place with its named executive officers and either the Company or the subsidiary bank that employs the officer (the “Employer”). A change in control under these agreements is defined to include the following: a merger, consolidation or other corporate reorganization of the Employer if the Employer fails to survive; disposition of the Employer by the Company; the beneficial ownership by one person or a closely related group of persons of as much as 40% of the outstanding voting stock of the Company, unless acquisition of stock resulting in such ownership by such person or related group had been approved in advance by the Board of Directors of the Employer or the Company; or as may otherwise be defined by the Board of Directors from time to time. In the case of certain triggering events following a change in control, the named executive officers are entitled to receive payment in cash in the amount of three times the average annual earnings of the executive during the most recent three fiscal years. If the amount exceeds limits provided in the then existing provisions of the Internal Revenue Code for the imposition of excise tax and penalties on such payments, the amount will be reduced to the highest amount allowed to avoid such tax and penalties. During the three-year severance pay period, if applicable under the terms of its benefit plans existing at the time of termination, the executive will continue to be covered by the life insurance, medical insurance and accident and disability insurance plans of the Company. A triggering event includes the Executive’s termination by the Employer at any time within two years following a change in control or resignation by the executive following the occurrence of any of the following events: the assignment of the Executive to any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status immediately preceding the change in control, or a change in the Executive’s reporting responsibilities or titles in effect at such time, in either case resulting in reduction of his responsibilities or position; or the reduction of the Executive’s annual compensation, or the transfer of the Executive to a location requiring a change in his residence or a material increase in the amount of travel normally required of the Executive in his employment.

Unvested restricted stock vests immediately upon a change in control. A change in control is defined for this purpose as any exchange of the outstanding shares of common stock, in connection with a merger, consolidation, or other reorganization of or involving the Company, or the sale by the Company of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Company or shares of the stock or other securities of any other corporation. The Company must give 30 days written notice of a change in control to allow for the exercise of outstanding options. Options that are not exercisable immediately prior to the change in control will become exercisable upon the change in control. Non-equity incentive compensation may be awarded either in full or pro rata with approval by the Board of Directors.

Assuming a change in control, followed by a triggering event, as of December 31, 2006, the named executives would have been entitled to the following:

Name	3-Year Average Annual Earnings[1]	Insurance and Other Special Benefits	Value of Unvested Restricted Stock Shares[2]	Value Realized on Exercise of Stock Options[3]	Non-Equity Incentive Plan Compensation
W. Bibb Lamar, Jr.	$843,754	$16,491	$357,280	$627,724	$104,000
F. Michael Johnson	401,051	16,230	178,640	272,588	40,800
Michael D. Fitzhugh	427,875	16,317	178,640	183,393	31,779
Bruce C. Finley, Jr.	327,918	15,926	76,560	106,815	27,000

[1]	The three year average annual earnings have been reduced to equal the highest amount that can be paid without triggering excise taxes or penalties under IRC Section 280G limits on parachute payments.

[2]	Value based on closing price of $25.52 as of December 29, 2006.

[3]	Value based on closing price of $25.52 as of December 29, 2006, and strike price of exercisable options.

Director Compensation

Director	Fees Earned or Paid in Cash	Change in Pension Value and Non- qualified Deferred Compensation Earnings[4]	All Other Compensation[5]	Total
Tracy T. Conerly	$3,650	$17,461	$4,400	$25,511
Stephen G. Crawford	18,400		8,000	26,400
David C. De Laney	21,900		11,600	33,500
Robert M. Dixon, Jr.	15,800	25,302	5,900	47,002
Greg B. Faison[1]	16,600			16,600
James A. Faulkner	20,375	41,189		61,564
Broox G. Garrett, Jr.[3]	16,450	11,501		27,951
W. Dwight Harrigan	14,650			14,650
James P. Hayes, Jr.[3]	17,200			17,200
Clifton C. Inge, Jr.	4,000		1,335	5,335
John H. Lewis, Jr.	16,000	10,394	26,394
Harris V. Morrissette[3]	20,600	13,574	34,174
J. Stephen Nelson	17,000			17,000
Paul D. Owens, Jr.[3]	17,400			17,400
Dennis A. Wallace	20,800	8,981	5,200	34,981
Earl H. Weaver[2,3]	14,650			14,650

[1]	Mr. Faison resigned from the Board of Directors on January 24, 2007.

[2]	Mr. Weaver died on September 27, 2006.

[3]	The aggregate number of options held by all directors outstanding at year end was 3,250.

[4]	This number represents only the change in the value of nonqualified deferred compensation earnings.

[5]	Fees paid for Board and Committee attendance for our Directors serving on boards of our subsidiary companies.

Our directors receive an annual retainer of $10,300, $750 for each Board meeting attended, and $400 for each Committee meeting attended. Attendance at a Board or Committee meeting by phone is paid at 50% of the applicable fee, except for the Audit Committee, which is paid at 100% of the applicable fee. The members of the Board who also serve on BancTrust Company’s Board of Directors receive $300 per meeting. The Audit Committee Chairman and the Compensation Committee Chairman receives an additional retainer of $1,500. Additional fees have at times been paid to committee members for multi-day meetings and the consideration of extraordinary transactions that require considerably more meeting or preparation time than what is usually expected. We offer to our directors the BancTrust Financial Group, Inc., Directors Deferred Compensation Plan

which allows participating directors to defer their director fees and receive in lieu thereof the right to receive company stock. The plan is a non-qualified deferred compensation plan. Directors Conerly, Dixon, Faulkner, Garrett, Inge, Lewis, Morrissette and Wallace participate in the plan. All other compensation includes fees for Board and Committee attendance for our directors serving on our subsidiary Boards of Directors. Our Directors who also serve on the Boards of Directors and Committees of our subsidiary companies are Ms. Conerly and Messrs. Crawford, De Laney, Dixon, Inge and Wallace.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members are Messrs. Faulkner, Hayes, Morrissette and Wallace. No officer or employee or former officer or employee of BancTrust or any of its subsidiaries is a member of the Compensation Committee.

Report of Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors of BancTrust Financial Group, Inc. has reviewed and discussed Management’s Compensation Discussion and Analysis with management. Based on our review and discussions, we recommended to the Board of Directors that Management’s Compensation Discussion and Analysis be included in BancTrust’s Proxy Statement for its 2007 Annual Meeting and in its Annual Report on Form 10-K for the year ended December 31, 2006.

James A. Faulkner, Chairman

James P. Hayes, Jr.

Harris V. Morrissette

Dennis A. Wallace

CERTAIN TRANSACTIONS AND MATTERS

Some of the directors, executive officers and nominees for election as directors of BancTrust, as well as firms and companies with which they are associated, are and have been customers of its subsidiary banks and as such have had banking transactions, including loans and commitments to loan, with subsidiary banks during 2006. These loans and commitments to loan, including loans and commitments outstanding at any time during the period, were made in the ordinary course of business on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of subsidiary bank management, did not involve more than the normal risk of collectibility or present other unfavorable factors.

Stephen G. Crawford, a director and nominee and a temporary employee and executive officer of BancTrust from August 2003, until December 31, 2004, is a member of the Hand Arendall, L.L.C. law firm, which serves as counsel for BancTrust and its subsidiaries. Broox G. Garrett, Jr., a director and nominee, is a partner in the law firm of Thompson, Garrett & Hines, L.L.P., which serves as counsel for the Mobile Bank branches in Brewton and the Trust Company.

INDEPENDENT ACCOUNTANTS

KPMG LLP served as BancTrust’s independent registered accounting firm in 2006. No independent registered accounting firm has been selected for 2007. We are considering seeking bids from independent registered accounting firms, including KPMG, and we expect to make a selection for 2007 early in the second quarter.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG for the audit of BancTrust’s Annual Financial Statements for the years ended December 31, 2006, and December 31, 2005, and fees billed for other services rendered by KPMG during those periods.

	2006	2005
Audit Fees	$450,000	$594,046
Audit-Related Fees	2,850	24,160
Tax Fees	0	0
All Other Fees	0	105,500
Total	$452,850	$723,706

Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits. Audit-related fees consisted primarily of registration statements, accounting consultation and benefit plan audits. Tax fees consisted principally of tax consultation and preparation of tax returns. All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of KPMG’s independence.

The Audit Committee pre-approves, by resolution, the type and amount of audit, audit-related, tax and all other services to be performed by the Company’s independent auditor. The term of such approvals are for 12 months from the date of pre-approval, unless otherwise specified. The Audit Committee Chairman has the authority to approve the engagement of the independent auditor to provide non-audit-related services as permitted to the extent that such non-audit services are not pre-approved as set forth by the Committee’s policy, and if the engagement is less than $10,000. The Chairman reports, for informational purposes only, any pre-approval of non-audit services under the approved pre-approval policy at the next scheduled Audit Committee meeting after approval.

KPMG will have representatives present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.

AMENDMENT OF THE 2001 INCENTIVE COMPENSATION PLAN

TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK

RESERVED FOR ISSUANCE UNDER THE PLAN

The Board of Directors is seeking shareholder approval of an amendment to the South Alabama Bancorporation, Inc. 2001 Incentive Compensation Plan (the “2001 Plan”). Certain information concerning this matter is set forth below. A copy of the 2001 Plan and the proposed amendment thereto are reproduced as Appendix B and Appendix C, respectively, to this Proxy Statement. The description of the 2001 Plan and its proposed amendment are qualified in their entirety by reference to Appendices B and C, respectively.

The Board of Directors recommends a vote FOR approval of the amendment to the 2001 Plan under Item 2 on the proxy card. The affirmative vote of the holders of a majority of the outstanding shares of BancTrust present at the meeting and voting on the proposed amendment, assuming a quorum is present, is required for approval of the amendment to the 2001 Plan. Proxies solicited by the Board of Directors will be voted FOR the approval of the proposed amendment to the 2001 Plan unless shareholders specify in their proxies a contrary choice.

The Board of Directors has adopted an amendment to the 2001 Plan, subject to approval of the shareholders. The amendment increases from 250,000 to 500,000 the total number of shares of BancTrust $.01 par common stock (“Common Stock”) that are subject to, reserved for and available for distribution under the 2001 Plan. In the absence of shareholder approval, the proposed amendment will not take effect. The closing price of BancTrust’s Common Stock on March 16, 2007, was $21.21.

Summary Description of the 2001 Plan

The Plan provides for grants of stock options, stock appreciation rights and restricted stock awards. It was approved by the Board of Directors and became effective on April 17, 2001. The 2001 Plan was approved by BancTrust’s shareholders at our 2001 Annual Meeting. Currently 250,000 shares of BancTrust Common Stock are subject to, reserved for and available for distribution under the 2001 Plan. The purpose of the Plan is to provide financial incentives to directors and key employees who are in positions to make significant contributions to the long-term success of BancTrust and its subsidiaries and to render superior performance during their employment. The 2001 Plan replaced the 1993 Incentive Compensation Plan of BancTrust. No further options were issued pursuant to the 1993 Incentive Compensation Plan, or the predecessor stock option plan, once the 2001 Plan was approved by shareholders. If any right or grant under the 2001 Plan expires, terminates, or is forfeited, the number of shares made subject to the expired or terminated option, grant or award shall again become available. The 2001 Plan is administered by the Board of Directors. Certain administrative duties with respect to the Plan are carried out by the Compensation Committee of BancTrust. The Board of Directors is authorized to determine those directors and key employees of BancTrust and its subsidiaries to whom any option or right will be granted, and the number of shares of BancTrust Common Stock to be subject to each such option or right, based upon the nature of the services rendered, the potential contribution to the long-term success of BancTrust and/or one or more of its subsidiaries, and such other factors as the Board of Directors in its discretion shall deem relevant. Currently, the fifteen members of the Board of

Directors are eligible to receive awards under the 2001 Plan, and approximately twenty-seven employees, including the Company’s named executive officers, have received awards under the 2001 Plan.

The 2001 Plan authorizes the Board of Directors to grant (i) Incentive Stock Options, or ISOs, which are qualified to receive special federal tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended; (ii) Supplemental Stock Options or SSOs, which are not so qualified; (iii) Stock Appreciation Rights, or SARs, in tandem with the grant of a stock option; and (iv) Restricted Stock Awards, or RSAs, providing for a grant of stock under various restrictions, all as further described below.

The Board of Directors may, without further approval of shareholders, suspend, terminate or amend the 2001 Plan. However, no such amendment may change: (i) the maximum aggregate number of shares of common stock available under the Plan; (ii) the option exercise price; (iii) the maximum period during which Options or SAR’s may be exercised; (iv) the maximum amount which may be paid upon exercise of a SAR; (v) the termination date of the Plan to a later date; or (vi) the eligibility requirements for participation in the 2001 Plan in a material way. Notwithstanding the foregoing, the Board of Directors may make adjustments in the number of shares of common stock available for issuance under the Plan, and in the purchase price per share for the exercise of an Option thereunder, to take into account the effect of any stock dividend, recapitalization, split-up, consolidation, share exchange, merger, other reorganization or sale of assets undertaken by BancTrust.

Stock Options

Grants of all options, including both ISOs and SSOs, under the 2001 Plan are subject to a number of requirements, including the following: (i) each option shall be evidenced by an agreement containing terms and conditions consistent with the Plan, as the Board of Directors shall determine; (ii) no option shall be granted under the Plan on or after the tenth anniversary of the date of adoption of the plan by the Board of Directors; (iii) no option shall be exercised prior to the expiration of one year after its grant date; (iv) no option shall be transferable other than by will or the laws of descent and distribution; and (v) any such option shall terminate as provided in the agreement, but not later than the earlier of (a) three months after the grantee’s retirement, (b) one year after the grantee ceases to be employed as a result of permanent disability, (c) one year after the grantee ceases to be employed or to serve as a director as a result of death, or (d) the date on which the grantee ceases to be employed or ceases to serve as a director of BancTrust for any other reason.

In addition, options which are ISOs must meet the following requirements: (i) the option price must be equal to the fair market value of a share of BancTrust common stock on the date of grant (or 110% of such fair market value with respect to any individual owning 10% or more of the combined voting power of all classes of stock of BancTrust); and (ii) the aggregate fair market value of the Common Stock, as determined on the date of grant, with respect to which ISOs are exercisable for the first time by any grantee during any calendar year shall not exceed $100,000.

Stock Appreciation Rights

SARs may be granted in conjunction with any stock option with respect to each share of BancTrust common stock which may be purchased by the exercise of such stock option. Non-employee directors are not eligible for SARs. SARs may not be granted in conjunction with ISOs if the exercise of the SAR will affect the right to exercise the ISO or vice versa unless the SAR, by its terms meets the following requirements: (i) the SAR will expire no later than the ISO; (ii) the SAR may be for no more than the difference between the exercise price of the ISO and the fair market value of the shares subject to the ISO at the time the SAR is exercised; (iii) the SAR is transferable when and under the same conditions as the ISO; (iv) the SAR may be exercised only when the ISO may be exercised; and (v) the SAR may be exercised only when the fair market value of the shares subject to the ISO exceeds the exercise price of the ISO.

Upon exercise of a SAR, BancTrust shall pay the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the fair market value of a share of Common Stock on the date of grant. A SAR may be paid in cash, in shares of Common Stock valued at fair market value on the date of exercise, or partly in cash and partly in such shares. SARs are exercisable when and to the extent the accompanying stock option is exercisable, expire simultaneously with the expiration or termination of such stock option, and may be transferred only when and under the same conditions as the accompanying stock option is transferable. The number of SARs is reduced upon each exercise of the related stock option by the number of SARs which corresponds to the number of shares of Common Stock purchased pursuant to such exercise. Conversely, exercise of a SAR results in a simultaneous corresponding reduction in the number of shares of Common Stock available for purchase under the related stock option.

Restricted Stock Awards

RSAs may be granted by the Board of Directors pursuant to a restricted stock agreement specifying the number of shares covered by the RSA and including: (i) such restrictions, conditions and terms as the Board of Directors may determine, including a requirement of continued employment for a specified period; (ii) a provision that shares awarded and the rights thereunder shall not be transferable during the period of restriction as established by the Board of Directors; (iii) a provision that the Common Stock so awarded shall bear an appropriate legend noting the restrictions upon transfer and may, in the discretion of the Board of Directors, be deposited with BancTrust; and (iv) the terms and conditions upon which any restrictions placed upon the shares shall lapse. If a grantee of a RSA ceases to be employed by or serve as a director of BancTrust or its subsidiaries by reason of death, disability or retirement, the Board of Directors will determine the extent to which the restrictions shall be deemed to have lapsed by multiplying the number of shares subject to the award by a fraction, the numerator of which is the number of calendar months the grantee was employed during the restriction period and the denominator of which is the number of calendar months in the restriction period. If a grantee ceases to be employed by or serve as a director of BancTrust for any other reason, the grantee shall be deemed not to have satisfied the restrictions imposed under the RSA unless the Board of Directors determines otherwise in its sole discretion, in which event the extent to which the restrictions shall be deemed to have lapsed shall not exceed the amount determined in accordance with the preceding sentence.

Federal Tax Consequences of Options

Under the provision of Section 422 of the Code, an employee is not subject to federal income tax consequences either upon the grant or upon the exercise of an ISO. Gain or loss is recognized only upon the disposition of the stock acquired pursuant to the exercise of an ISO, and such gain or loss generally will constitute long-term capital gain. If the stock so acquired is disposed of within two years of the date the ISO is granted, or within one year of the exercise of the ISO, however, such disposition will constitute a “disqualifying disposition.” In the event of a disqualifying disposition, the difference between the fair market value of the stock at the time of exercise and the exercise price will be included in ordinary income for the year in which such disposition takes place. In addition, upon exercise of an ISO the difference between the fair market value of the stock at the time of exercise and the exercise price is an item of tax preference for purposes of the alternative minimum tax applicable to individuals.

BancTrust is not allowed any tax deduction with respect to an ISO, unless there is a disqualifying disposition.

The grant of SSOs, or of the accompanying SARs, does not result in any federal income tax consequences for either the employee or BancTrust. Upon exercise of a SSO, however, the optionee will realize ordinary income equal to the difference between the fair market value of the shares purchased, determined as of the date of exercise, and the price which the optionee pays for the shares. Upon exercise of a SAR, the optionee will realize ordinary income equal to the amount to be paid by BancTrust upon such exercise. BancTrust will be entitled to a deduction for federal income tax purposes equal to the amount which the optionee is required to include in income, subject to two conditions: (i) the amount taken into income by the employee must constitute “reasonable compensation” for federal income tax purposes; and (ii) BancTrust must withhold from the employee’s income in accordance with applicable treasury regulations. Any sale or exchange of shares acquired pursuant to the exercise of a SSO will result in long-term or short-term capital gain or loss to the optionee, depending on whether the shares were held for the applicable holding period.

Effect of a Change in Control

If BancTrust is the surviving corporation in any merger or similar transaction, any option, SAR or RSA under the 2001 Plan will be applied to the securities to which a holder of an equivalent number of shares of stock would be entitled on the day of the merger transaction. If BancTrust is dissolved or liquidated or is not the surviving corporation in a merger or similar transaction, the rights under the Plan will terminate, but each grantee will be given not less than 30 days notice and will be entitled to exercise any option, SAR or RSA prior to the liquidation, merger or other transaction. The right of a grantee to accelerate the exercise of his or her rights will not be effective; however, if a proposed merger or similar transaction is approved by 75% of BancTrust’s Board of Directors, and the surviving entity in the transaction assumes the options, SARs or RSAs or tenders equivalent rights in place of existing ones.

Equity Compensation Plan Information

The following table sets forth certain information at December 31, 2006, with respect to BancTrust’s equity compensation plans that provide for the issuance of options, warrants or rights to purchase BancTrust’s securities.

Stock Options Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in the first column)
Equity Compensation Plans Approved by Security Holders	211,000	[1]	$14.89	[2]	53,109	[3]
Equity Compensation Plans Not Approved By Security Holders	N/A		N/A		N/A
Restricted Stock Plan Category	Weighted- Average Number of Securities Issued		Market Value of Shares Issued
Equity Compensation Plans Approved by Security Holders	90,091		$20.24	[2]
Equity Compensation	N/A		N/A
Plans Not Approved by Security Holders

[1]	Includes shares issuable pursuant to outstanding options under the Company’s 1993 Incentive Compensation Plan and its 2001 Incentive Compensation Plan.

[2]	Represents the average of the closing bid and ask price on the date of issue.

[3]	Represents shares of BancTrust Common Stock which may be issued pursuant to future awards under the 2001 Incentive Compensation Plan.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The directors and executive officers of BancTrust are eligible to receive awards under the 2001 Incentive Compensation Plan. Amending the 2001 Plan to increase the total number of shares of BancTrust common stock subject to, reserved for and available for distribution thereunder from 250,000 to 500,000 will enable BancTrust to continue to pay equity compensation to its directors and executive officers in the future, as and if recommended by the Compensation Committee and approved by the Board of Directors. Directors and executive officers may benefit by the payment of additional equity compensation.

OTHER MATTERS

Management currently does not know of any other matters to be presented at the meeting.

If a Proxy in the form enclosed is executed properly and is returned before the meeting, the shares represented thereby will be voted in accordance with the directions given in that Proxy. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions herein contained, “For” the Board of Directors’ nominees in the election of directors, and “For” the proposed amendment to the 2001 Incentive Compensation Plan. If any other matter is presented at the meeting, the shares will be voted in accordance with the recommendations of the Board of Directors. At any time prior to its exercise, a Proxy may be revoked by written notice or a subsequently dated Proxy delivered to the Secretary of BancTrust.

Solicitation of proxies will be made initially by mail. In addition, proxies may be solicited in person or by telephone by directors, officers and other employees of BancTrust and its subsidiaries. The cost of printing, assembling, and mailing this Proxy Statement and related material furnished to shareholders and all other expenses of solicitation, including the expenses of brokers, custodians, nominees and other fiduciaries who, at the request of BancTrust, mail material to or otherwise communicate with beneficial owners of shares held by them, will be borne by BancTrust.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the shareholders to take action at the meeting. Once a quorum is established: (i) directors must be elected by a majority of the votes cast; and (ii) any other action to be taken, including the proposed amendment to the 2001 Incentive Compensation Plan, generally must be approved by votes cast in favor in excess of votes cast against. Abstentions and shares represented by “broker non-votes” (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as present for purposes of determining whether there is a quorum at the meeting. Nasdaq rules provide that brokers and nominees cannot vote the shares that they hold on behalf of other people either for or against certain matters without specific instructions from the person who beneficially owns those shares. Abstentions and broker non-votes are not counted in determining the number of shares voted for or withheld in the election of directors and are not counted in determining the number of shares voted for or against the proposal to amend the Company’s 2001 Incentive Compensation Plan.

Communications Between Shareholders and the Board of Directors

Pursuant to a policy of BancTrust’s Board of Directors, shareholders wishing to communicate with BancTrust’s Board of Directors, either individually or as a group, should address correspondence in care of: Secretary, BancTrust Financial Group, Inc., 100 St. Joseph Street, Mobile, Alabama 36602. The communication will be forwarded to the individual board member or to the entire Board as appropriate.

Shareholder Proposals

Shareholder proposals intended to be submitted for consideration at the 2008 Annual Meeting of the Shareholders of BancTrust must be submitted in writing to and received by the Secretary of BancTrust not later than December 11, 2007, to be included in BancTrust’s Proxy Statement and form of Proxy relating to that meeting. The named proxies for the 2008 annual meeting will have discretionary voting authority with respect to any shareholder proposal not received in writing by February 24, 2008, and they will exercise their authority in accordance with the recommendations of BancTrust’s Board of Directors.

/s/ F. Michael Johnson

F. Michael Johnson

Executive Vice President,

CFO and Secretary

Enclosures

April 9, 2007

APPENDIX A

BANCTRUST FINANCIAL GROUP, INC.

COMPENSATION COMMITTEE CHARTER

Purpose

The Compensation Committee is appointed by the Board of Directors to discharge the Board’s responsibilities relating to compensation of the executive officers and directors of BancTrust Financial Group, Inc. (the “Company”). The Committee has overall responsibility for evaluating and recommending to the Board, director and executive officer compensation and the related benefit, bonus, incentive compensation, severance, equity-based or other compensation plans, policies and programs of the Company.

Committee Composition

The Committee will be composed of at least three directors, all of whom satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market. All committee members shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162 (m) of the Internal Revenue Code. The Committee members and its Chairperson will be appointed annually by the Board, based on the recommendation of the Corporate Governance and Nominating Committee, and they may be removed by the Board in its discretion.

Meetings

The Committee shall meet as often as the Committee or its Chairperson determines, but not less frequently than annually.

Authority

The Committee may delegate to its Chairperson such power and authority as the Committee deems to be appropriate, except when such power and authority is required by law to be exercised by the whole Committee or by a subcommittee consisting of one or more Committee members, which the Committee has the authority to form and delegate to, when appropriate.

The Committee will have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer (“CEO”) compensation and to approve the consultant’s fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain and terminate legal, accounting or other advisors and to obtain advice from internal accounting, human resources and other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other outside advisors employed by the Committee.

Duties

The Committee, in fulfilling the Board of Directors’ responsibilities with respect to director and executive officer compensation, will:

•

Review and approve the Company’s goals and objectives relevant to CEO and executive officer compensation, evaluate the CEO’s and other executive officers’ performance in light of those goals and objectives, and recommend to the full board the CEO’s and other executive officers’ compensation levels based on its evaluation.

•

Consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs and executive officers at comparable companies and the awards given to the Company’s CEOs and executive officers in past years when determining the long-term component of the CEO’s compensation.

•	Make recommendations to the Board with respect to incentive compensation plans, equity-based plans and other compensatory plans.

•

Produce an annual report for inclusion in the proxy statement as the Compensation Committee Report and review and approve Management’s Compensation Discussion and Analysis included in the proxy statement or the Company’s other filings with the Securities and Exchange Commission.

•	Perform such duties as are assigned to it under the terms of any executive compensation plan of the Company.

•	Determine and recommend to the Board of Directors the compensation to be paid to directors of the Company.

The Committee will make regular reports to the Board on its activities and will propose to the Board any action it deems necessary or advisable. The Committee shall maintain minutes of its meetings and records related to those meetings and the Committee’s activities. The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Committee will annually evaluate the Committee’s own performance.

Unless the Committee member has knowledge that makes reliance unwarranted, Committee members, in discharging their duties to the Company, may rely on information, opinions, reports or statements, any of which may be written or oral, formal or informal, including financial statements, valuation reports and other financial data, if prepared or presented by: (a) one or more officers or employees of the Company whom the Committee member believes in good faith to be reliable and competent in the matters presented; (b) legal counsel, compensation consultants, independent auditors or other persons as to matters which the Committee member believes to be within the professional or expert competence of such person; or (c) another committee of the Board of Directors which the Committee member is not a member if the Committee member believes in good faith that such committee merits confidence.

This Charter was approved by the Compensation Committee for recommendation to the Board of the Directors of the Company on February 15, 2007 and was approved by the Board of Directors of the Company on March 7, 2007.

APPENDIX B

SOUTH ALABAMA BANCORPORATION, INC.

2001 INCENTIVE COMPENSATION PLAN

ARTICLE I

Purpose, Scope and Administration of the Plan

Section 1.1 Purpose.

The purpose of the 2001 Incentive Compensation Plan (the “Plan”) is to promote the long-term success of South Alabama Bancorporation, Inc. (the “Company” and its Subsidiary Corporations as defined below) by providing financial incentives to key employees and directors who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to serve as directors with the Company or employment with the Company and its Subsidiary Corporations and to encourage key employees and directors to acquire a proprietary interest in the Company, to continue in their positions with the Company or its Subsidiary Corporations, and to render superior performance for the benefit of the Company and its Subsidiary Corporations.

Section 1.2 Definitions.

Unless the context clearly indicates otherwise, for purposes of this Plan, the following terms have the respective meanings as set forth below:

(a) “Board of Directors” means the Board of Directors of South Alabama Bancorporation, Inc. or any successor corporation.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Personnel/Compensation Committee of the Board of Directors (or any successor thereto).

(d) “Common Stock” means the common stock of South Alabama Bancorporation, Inc., or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of Section 5.1 hereof.

(e) “Company” means South Alabama Bancorporation, Inc. or any successor corporation.

(f) “Director” means any elected member of the Board of Directors of the Company.

(g) “Employee” means any person employed by the Company or any Subsidiary Corporation.

(h) “Fair Market Value” of a share of Common Stock on any particular date means (i) if the Common Stock is listed on a national securities exchange (including the Nasdaq National Market System) on the date in question, then the Fair Market Value per share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Fair Market Value shall be the mean between the bid and asked price on such date; and (ii) if the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Fair Market Value per share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Fair Market Value per Share shall be its fair market value as determined by the Board of Directors, in its sole and absolute discretion within the requirements of Code Section 422 (b)(4).

(i) “Grant Date”, as used with respect to a particular Option, Stock Appreciation Right, or Restricted Stock Award, means the date as of which such Option, Right, or Award is granted by the Board of Directors pursuant to the Plan.

(j) “Grantee” means the Employee or director to whom an Option, Stock Appreciation Right, or Restricted Stock Award is granted by the Board of Directors pursuant to the Plan.

(k) “Incentive Stock Option” means an Option that qualifies as an incentive stock option as described in Section 422 of the Code.

(l) “Option” means an option granted by the Board of Directors pursuant to Article II hereof to purchase shares of Common Stock, which shall be designated at the time of grant as either an Incentive Stock Option or a Supplemental Stock Option, as provided in Section 2.1 hereof.

(m) “Option Agreement” means the agreement between the Company and a Grantee under which the Grantee is granted an Option or an Option and Stock Appreciation Right pursuant to the Plan.

(n) “Option Period” means (i) with respect to any Incentive Stock Option granted hereunder, the period beginning on the Grant Date and ending at such time not later than the tenth anniversary of the Grant Date, as the Board of Directors, in its sole discretion, shall determine; and (ii) with respect to any Supplemental Stock Option or Stock Appreciation Right granted hereunder, the period beginning on the Grant Date and ending at such time not later than the tenth anniversary of the date on which the Supplemental Stock Option or Stock Appreciation Right may first be exercised, as the Board of Directors, in its sole discretion, shall determine.

(o) “Permanent Disability”, as applied to a Grantee, means that the Grantee (i) has established to the satisfaction of the Board of Directors that the Grantee is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 422(c)(6) and Section 22(e)(3) of the Code), and (ii) has satisfied any requirement imposed by the Board of Directors in regard to evidence of such disability.

(p) “Plan” means the 2001 Incentive Compensation Plan as set forth herein and as amended from time to time.

(q) “Restricted Stock Agreement” means the agreement between the Company and a Grantee under which the Grantee is granted a Restricted Stock Award pursuant to the Plan.

(r) “Restricted Stock Award” means an award of Common Stock which is granted by the Board of Directors pursuant to Article IV hereof and which is restricted against sale or other transfer in a manner and for a specific period of time determined by the Board of Directors.

(s) “Restriction Period” means, with respect to any Restricted Stock Award granted hereunder, the period beginning on the Grant Date and ending at such time, but not sooner than the first annual anniversary of the Grant Date, as the Board of Directors, in its sole discretion, shall determine.

(t) “Retirement”, as applied to a Grantee (i) who is an employee, means normal or early retirement as provided for in the applicable qualified pension plan of the Company and/or one or more of its Subsidiary Corporations; provided that a Grantee shall not be deemed to have retired if his employment is terminated by the Company because of negligence or malfeasance; and (ii) who is a Director, means ceasing to serve as an elected member of the Board of Directors, whether by resignation, removal or failure to stand for reelection or to be reelected.

(u) “Stock Appreciation Right” means a right granted pursuant to Article III hereof by the Board of Directors, in conjunction with an Option, to receive payment equal to any increase in the Fair Market Value of a share of Common Stock from the Grant Date to the date of exercise of such right, in lieu of exercise of the Option for such share.

(v) “Subsidiary Corporation” of the Company means any present or future corporation (other than the Company) which would be a “subsidiary corporation” as defined in Section 424(f) and (g) of the Code.

(w) “Supplemental Stock Option” means any Option granted under this Plan, other than an Incentive Stock Option.

Section 1.3 Aggregate Limitation.

(a) The aggregate number of shares of Common Stock with respect to which Options, Stock Appreciation Rights, and Restricted Stock Awards may be granted shall not exceed 250,000 shares of Common Stock, subject to adjustment in accordance with Section 5.1.

(b) Any shares of Common Stock to be delivered by the Company upon the grant of Restricted Stock Awards or the exercise of Options or Stock Appreciation Rights shall, at the discretion of the Board of Directors, be issued from the Company’s authorized but unissued shares of Common Stock or be transferred from any available treasury stock or a grantor trust created by the Company.

(c) In the event that any Option or Stock Appreciation Right expires or otherwise terminates prior to being fully exercised, or any Restricted Stock Award as to which the Grantee received no benefits of ownership of the underlying Common Stock is forfeited, the Board of

Directors may grant a new Option, Stock Appreciation Right, or Restricted Stock Award hereunder to any eligible Grantee for the shares with respect to which the expired or terminated Option or Stock Appreciation Right was not exercised or which were forfeited when the terms and conditions of the Restricted Stock Award were not satisfied.

Section 1.4 Administration of the Plan

(a) The Plan shall be administered by the Board of Directors, which shall have the authority:

(1) To determine those Directors and key Employees to whom, and the times at which, Options, Stock Appreciation Rights, and/or Restricted Stock Awards shall be granted and the number of shares of Common Stock to be subject to each such Option, Right, and/or Award, taking into consideration the nature of the services rendered by the particular Employee or Director, the Employee’s or Director’s potential contribution to the long-term success of the Company and/or one or more of its Subsidiary Corporations and such other factors as the Board of Directors in its discretion shall deem relevant;

(2) To interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

(3) To prescribe the terms and conditions of the Option Agreements for the grant of Options and Stock Appreciation Rights (which need not be identical) in accordance and consistent with the requirements of the Plan;

(4) To prescribe the terms and conditions of the Restricted Stock Agreements (which need not be identical to the terms and conditions of any Option Agreements) in accordance and consistent with the requirements of the Plan; and

(5) To make all other determinations necessary or advisable to administer the Plan in a proper and effective manner.

(b) The Board of Directors shall act only by vote or agreement of a majority of its members. All decisions and determinations of the Board of Directors in the administration of the Plan and in response to questions or other matters concerning the Plan or any Option, Stock Appreciation Right, or Restricted Stock Award shall be final, conclusive, and binding on all persons, including, without limitation, the Company, its Subsidiary Corporations, the shareholders and directors of the Company, and any persons having any interest in any Options, Stock Appreciation Rights, or Restricted Stock Awards which may be granted under the Plan.

(c) The authority and power of the Board of Directors hereunder is purely discretionary and shall not be deemed to be mandatory. No Employee or class or group of Employees and no Director shall have any right or privilege to demand or require the granting of any Option, Stock Appreciation Right, or Restricted Stock Award or the consideration thereof, at any time. All Options, Stock Appreciation Rights, and Restricted Stock Awards hereunder (if any) shall be granted in the absolute and unrestricted discretion of the Board of Directors. All decisions, determinations and interpretations of the Board of Directors shall be final and conclusive on all persons affected thereby.

(d) The Board of Directors may delegate to the Committee such duties as it shall in its sole discretion determine; provided, that the Committee shall not be granted authority to grant Options, Stock Appreciation Rights or Restricted Stock Awards unless it shall be composed solely of two or more members of the Board of Directors who are Non-Employee Directors within the meaning of Section 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934. Without limiting the foregoing, the Committee may be empowered to recommend grants and the specific terms of any Option, Stock Appreciation Right or Restricted Stock Award within the terms permitted under this Plan.

(e) In addition to such other rights of indemnification as they may have, the members of the Board of Directors shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, Stock Appreciation Right or Restricted Stock Award granted hereunder to the full extent provided for under the Company’s governing instruments with respect to indemnification of Directors.

Section 1.5 Eligibility for Awards.

The Board of Directors shall designate from time to time the key Employees of the Company and/or one or more of its Subsidiary Corporations who are to be granted Options, Stock Appreciation Rights, and/or Restricted Stock Awards. All Directors shall be eligible for Options and Restricted Stock Awards, as determined by the Board of Directors in its discretion.

Section 1.6 Effective Date and Duration of Plan.

This Plan shall become effective upon its adoption by the Board of Directors; provided, that any grant of Options, Stock Appreciation Rights, or Restricted Stock Awards under the Plan prior to approval of the Plan by the shareholders of the Company is subject to such shareholder approval within twelve months of adoption of the Plan by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan (but not any then outstanding Options, Stock Appreciation Rights, or Restricted Stock Awards which have not yet expired or otherwise been terminated) shall terminate on the tenth annual anniversary of its adoption by the Board of Directors.

ARTICLE II

Stock Options

Section 2.1 Grant of Options.

(a) The Board of Directors may from time to time, subject to the provisions of the Plan, grant Options to key Employees and Directors under appropriate Option Agreements to purchase shares of Common Stock up to the aggregate number of shares of Common Stock set forth in Section 1.3(a) hereof.

(b) The Board of Directors may designate any Option granted hereunder which satisfies the requirements of Sections 2.2 and 2.3 hereof as an Incentive Stock Option and may designate any Option granted hereunder as a Supplemental Stock Option, or the Board of Directors may designate a portion of an Option as an Incentive Stock Option (so long as the portion satisfies the requirements of Sections 2.2 and 2.3 hereof) and the remaining portion as a Supplemental Stock Option. Any portion of an Option that is not designated as an Incentive Stock Option shall be a Supplemental Stock Option. A Supplemental Stock Option must satisfy the requirements of Section 2.2 hereof, but shall not be subject to the requirements of Section 2.3.

Section 2.2 Option Requirements.

(a) An Option shall be evidenced by an Option Agreement specifying the number of shares of Common Stock that may be purchased by its exercise and containing such other terms and conditions consistent with the Plan as the Board of Directors shall determine to be applicable to that particular Option.

(b) No Options shall be granted under the Plan on or after the tenth annual anniversary of the date upon which the Plan was adopted by the Board of Directors.

(c) No Option may be exercised prior to the expiration of one year after its Grant Date.

(d) An Option shall expire by its terms at the expiration of the Option Period and shall not be exercisable thereafter.

(e) The Board of Directors may provide in the Option Agreement for the expiration or termination of the Option prior to the expiration of the Option Period, upon the occurrence of any event specified by the Board of Directors.

(f) An Option shall not be transferable other than by will or the laws of descent and distribution and, during the Grantee’s lifetime, an Option shall be exercisable only by the Grantee

(g) A person electing to exercise an Option shall give written notice of such election to the Company, in such form as the Board of Directors may require, accompanied by payment in the manner determined by the Board of Directors, of the full purchase price of the shares of the Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Board of Directors may approve, including shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option.

(h) Notwithstanding the Option Period applicable to an Option granted hereunder, such Option, to the extent that it has not previously been exercised, shall terminate upon the earliest to occur of (i) the expiration of the applicable Option Period as set forth in the Option Agreement granting such Option, (ii) the expiration of the three months after the Grantee’s Retirement, (iii) as to an Employee, the expiration of one year after the Grantee ceases to be employed by the Company or any of its Subsidiary Corporations due to Permanent Disability,

(iv) the expiration of one year after the Grantee ceases to be employed by the Company or any of its Subsidiary Corporations or to serve as a Director due to the death of the Grantee, or (v) the date the Grantee ceases to be employed by the Company or any of its Subsidiary Corporations or to serve as a Director for any reason other than Retirement, Permanent Disability, or death.

(i) The exercise of any number of Stock Appreciation Rights granted under an Option Agreement shall result in a simultaneous corresponding reduction in the number of shares of Common Stock then available for purchase by exercise of the related Option.

Section 2.3 Incentive Stock Option Requirements.

(a) An Option designated by the Board of Directors as an Incentive Stock Option is intended to qualify as an “incentive stock option” within the meaning of subsection (b) of Section 422 of the Code and shall satisfy, in addition to the conditions of Section 2.2 above, the conditions set forth in this Section 2.3.

(b) The Option price per share of Common Stock shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date, except as provided in paragraph (c) immediately below.

(c) An Incentive Stock Option shall not be granted to an individual who, on the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiary Corporations, unless the Board of Directors provides in the Option Agreement with any such individual that the Option price per share of Common Stock will not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date and the Option Period will not extend beyond five years from the Grant Date.

(d) The aggregate Fair Market Value, determined on the Grant Date, of the shares of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year under the Plan or under any other plan of the Company shall not exceed $100,000.

Section 2.4 Modification of Options.

At any time, and from time to time, the Board of Directors may modify an outstanding Option, provided no such modification shall confer on the holder of such Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

ARTICLE III

Stock Appreciation Rights

Section 3.1 Grant and Exercise of Rights.

(a) In conjunction with any Option granted to an Employee hereunder, the Board of Directors may, in its discretion, grant a Stock Appreciation Right with respect to each share of Common Stock which may be purchased by the exercise of such Option. Directors who are not Employees shall not be eligible for Stock Appreciation Rights. A Stock Appreciation Right may not be granted in conjunction with an Incentive Stock Option under circumstances in which the exercise of the Stock Appreciation Right affects the right to exercise the Incentive Stock Option or vice versa, unless the Stock Appreciation Right, by its terms, meets all of the following requirements: (i) the Stock Appreciation Right will expire no later than the Incentive Stock Option; (ii) the Stock Appreciation Right may be for no more than the difference between the exercise price of the Incentive Stock Option and the Fair Market Value of the shares subject to the Incentive Stock Option at the time the Stock Appreciation Right is exercised; (iii) the Stock Appreciation Right is transferable only when the Incentive Stock Option is transferable, and under the same conditions; (iv) the Stock Appreciation Right may be exercised only when the Incentive Stock Option may be exercised; and (v) the Stock Appreciation Right may be exercised only when the Fair Market Value of the shares subject to the Incentive Stock Option exceeds the exercise price of the Incentive Stock Option.

(b) Upon exercise of a Stock Appreciation Right, the Company shall pay the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date, but only to the extent that such amount does not exceed 200% of the Fair Market Value of a share of Common Stock on the Grant Date. A Stock Appreciation Right may not be exercised unless the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date.

(c) Payment upon exercise of a Stock Appreciation Right may be made, in the discretion of the Board of Directors, in (i) cash, (ii) in shares of Common Stock valued at Fair Market Value on the date of exercise, or (iii) partly in cash and partly in shares of Common Stock.

Section 3.2 Rights Requirements.

(a) Stock Appreciation Rights shall be granted under and evidenced by the Option Agreement under which the related Option is granted, containing such terms and conditions consistent with the Plan as the Board of Directors shall determine, and shall be exercisable to the extent allowed under such terms and conditions.

(b) Stock Appreciation Rights granted in relation to an Option (1) shall be exercisable only to the extent and only when the Option is exercisable, (2) shall expire or otherwise terminate simultaneously with the expiration or termination of the related Option, (3) shall be transferable only when the related Option is transferable and under the same conditions, (4) shall be exercised by the Grantee giving written notice of such exercise to the Company, in such form as the Board of Directors may require, and (5) shall be reduced upon each exercise of the related Option by the number of Stock Appreciation Rights which corresponds to the number of shares of Common Stock purchased pursuant to such exercise.

ARTICLE IV

Restricted Stock Awards

Section 4.1 Grant of Awards.

The Board of Directors may, from time to time, subject to the provisions of the Plan, grant Restricted Stock Awards to key Employees and Directors under appropriate Restricted Stock Agreements. The date on which the Board of Directors approves the grant of the Restricted Stock Award shall be considered the date of grant of the Award. The Board of Directors shall maintain records as to all grants of Restricted Stock Awards under the Plan.

Section 4.2 Award Requirements.

(a) A Restricted Stock Award shall be evidenced by a Restricted Stock Agreement specifying the number of shares of Common Stock that are awarded and containing such terms and conditions consistent with the Plan as the Board of Directors shall determine to be applicable to that particular Award, which Agreement shall contain in substance the following terms and conditions:

(1) Shares awarded pursuant to Restricted Stock Awards shall be subject to such conditions, terms, and restrictions (including, for example, continuation of employment by the Company or any of its Subsidiary Corporations) and for such Restriction Period or Periods as may be determined by the Board of Directors;

(2) Shares awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the Restriction Period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan or in a Restricted Stock Award, a Grantee awarded Restricted Stock shall have all the other rights of a shareholder, including the right to receive dividends and the right to vote such shares;

(3) Each certificate issued in respect of Common Stock awarded to a Grantee shall be deposited with the Company, or its designee, or in the Board of Directors’ discretion delivered to the Grantee, and shall bear an appropriate legend noting the existence of the restrictions under Section 4.2(a)(2) hereof upon such Common Stock;

(4) Each Restricted Stock Agreement shall specify the terms and conditions upon which any restrictions upon shares awarded under the Plan shall lapse, as determined by the Board of Directors (including, for example, a change in control, as defined by the Board of Directors from time to time, during the Restriction Period). Upon lapse of such restrictions, shares of Common Stock free of any restrictive legend, other than as may be required under Article V hereof, shall be issued and delivered to the Grantee or his legal representative.

(b) If a Grantee ceases to be employed by or to serve as a Director of the Company or any of its Subsidiary Corporations during a Restriction Period as a result of Retirement, Permanent Disability, or death, the extent to which restrictions shall be deemed to have lapsed shall be determined by the Board of Directors by multiplying the amount of the Restricted Stock Award by a fraction, the numerator of which is the full number of calendar months such Grantee was employed or served during the Restriction Period and the denominator of which is the total number of full calendar months in the Restriction Period. If a Grantee ceases to be employed by or to serve as a Director of the Company or any of its Subsidiary Corporations for any reason other than as described in the preceding sentence, the Grantee shall be deemed not to have satisfied the restrictions associated with the Restricted Stock Award unless the Board of Directors determines otherwise in its sole discretion (in which event the extent to which restrictions will be deemed to have lapsed shall not exceed the amount determined pursuant to the preceding sentence).

ARTICLE V

General Provisions

Section 5.1 Adjustment Provisions; Change of Control.

(a) Subject to paragraph (b) below, in the event of (i) any dividend payable in shares of Common Stock; (ii) any recapitalization, reclassification, split-up, or consolidation of, or other change in, the Common Stock; or (iii) any exchange of the outstanding shares of Common Stock, in connection with a merger, consolidation, or other Reorganization (as defined below) of or involving the Company or a sale by the Company of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Company or shares of the stock or other securities of any other corporation; then the Board of Directors shall, in such manner as it shall determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Options, Stock Appreciation Rights, and Restricted Stock Awards and/or the purchase price per share which must be paid thereafter upon exercise of any Option and which will be used to determine the amount which any Grantee would receive upon exercise thereafter of Stock Appreciation Rights. Any such adjustments made by the Board of Directors shall be final, conclusive, and binding upon all persons, including, without limitation, the Company, its Subsidiary Corporations, the shareholders and directors of the Company, and any persons having any interest in any Options, Stock Appreciation Rights, or Restricted Stock Awards which may be granted under the Plan.

(b) Subject to any required action by the shareholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation, or other Reorganization, any Option, Stock Appreciation Right, or Restricted Stock Award granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option, Stock Appreciation Right, or Restricted Stock Award would be entitled on the effective date of such merger or consolidation; but a dissolution or complete liquidation of the

Company or a merger, consolidation or other Reorganization in which the Company is not the surviving or resulting corporation, shall cause every Option, Stock Appreciation Right, and Restricted Stock Award outstanding hereunder to terminate on the effective date of such dissolution, complete liquidation, merger, consolidation, or other Reorganization; provided, however, that not less than thirty (30) days’ written notice prior to the effective date of the said transaction shall be given to each Grantee, who shall have the right to exercise his Option, Stock Appreciation Right, and/or Restricted Stock Award during the thirty (30) day period immediately preceding such effective date, as to all or any part of the shares covered thereby, including, without limitation, shares as to which such Option, Stock Appreciation Right, and/or Restricted Stock Award would not otherwise be exercisable by reason of an insufficient lapse of time or that the measuring year for the performance requirement had not then elapsed (anything contained hereinabove to the contrary notwithstanding); and provided further, that no such acceleration shall occur if any such transaction is approved by the affirmative vote of not less than seventy-five percent (75%) of the directors of the Company, and the surviving or resulting corporation shall assume such Option, Stock Appreciation Right, and/or Restricted Stock Award or tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise, and/or may tender such stock appreciation rights and/or restricted stock awards so as to provide substantially the same benefits available under the outstanding Options, Stock Appreciation Rights and/or Restricted Stock Awards.

(c) The term “Reorganization” as used in this Section 5.1 means and refers to any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or its Subsidiary Corporations, or sale of twenty-five percent (25%) or more of the voting securities of the Company pursuant to which the Company becomes a subsidiary of or is controlled by, another person or is not the surviving or resulting corporation, all after the effective date of the Reorganization. The term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

(d) Except as provided in Section 5.1 (a) immediately above, issuance by the Company of shares of stock of any class of securities convertible into shares of Common Stock shall not affect the Options, Stock Appreciation Rights, or Restricted Stock Awards.

Section 5.2 Additional Conditions.

Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Board of Directors may impose.

Section 5.3 No Rights as Shareholder or to Employment.

No Grantee or any other person authorized to purchase Common Stock upon exercise of an Option shall have any interest in or shareholder rights with respect to any shares of the Common Stock which are subject to any Option or Stock Appreciation Right until such shares have been issued and delivered to the Grantee or any such person pursuant to the exercise of such Option.

Furthermore, the Plan shall not confer upon any Grantee any right of employment with the Company or one of its Subsidiary Corporations, including without limitation any right to continue in the employ of the Company or one of its Subsidiary Corporations, or affect the right of the Company or one of its Subsidiary Corporations to terminate the employment of a Grantee at any time, with or without cause.

Section 5.4 General Restrictions.

Each award under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or agreement by the recipient of any award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. A participant shall agree, as a condition of receiving any award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability, and take any actions which in the opinion of legal counsel to the Company are required by any applicable law, ruling, or regulation. The Company is in no event obligated to register any such shares, to comply with any exemption from registration requirements or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Grantee or other authorized person.

Section 5.5 Conflict with Applicable Law.

With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

Section 5.6 Rights Unaffected.

The existence of the Options, Stock Appreciation Rights, and Restricted Stock Awards shall not affect: (i) the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business; (ii) any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof; (iii) the dissolution or liquidation of the Company or any of its Subsidiary Corporations, or the sale or transfer of any part of all of the assets or business of the Company or any of its Subsidiary Corporations; or (iv) any other corporate act, whether of a similar character or otherwise.

Section 5.7 Withholding Taxes.

As a condition of exercise of an Option or Stock Appreciation Right or grant of a Restricted Stock Award, the Company may, in its sole discretion, withhold or require the Grantee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld in connection with the grant of a Restricted Stock Award or any exercise of an Option or Stock Appreciation Right.

Section 5.8 Choice of Law.

The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Alabama.

Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Alabama, without regard to the place where the act or omissions complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.

Section 5.9 Amendment, Suspension and Termination of Plan.

The Plan may, from time to time, be terminated, suspended, or amended by the Board of Directors in such respects as it shall deem advisable including, without limitation, in order that the Incentive Stock Options granted hereunder shall be “incentive stock options” as such term is defined in Section 422 of the Code, or to conform to any change in any law or regulation governing same or in any other respect; provided, however, that no such amendment shall change the following:

(a) The maximum aggregate number of shares for which Options, Stock Appreciation Rights, and Restricted Stock Awards may be granted under the Plan, except as required under any adjustment pursuant to Section 5.1 hereof;

(b) The Option exercise price, with the exception of any change in such price required as a result of any adjustment pursuant to Section 5.1 here of and with the further exception of changes in determining the Fair Market Value of shares of Common Stock to conform with any then applicable provision of the Code or regulations promulgated thereunder;

(c) The maximum period during which Options or Stock Appreciation Rights may be exercised;

(d) The maximum amount which may be paid upon exercise of a Stock Appreciation Right;

(e) The termination date of the Plan in any manner which would extend such date; or

(f) The requirements as to eligibility for participation in the Plan in any material respect.

Notwithstanding any other provision herein contained, the Plan shall terminate and all Options, Stock Appreciation Rights, and Restricted Stock Awards previously granted shall terminate, in the event and on the date of liquidation or dissolution of the Company, unless such dissolution or liquidation occurs in connection with a merger, consolidation or reorganization of the Company to which Section 5.1 hereof applies.

AS APPROVED BY THE BOARD OF DIRECTORS OF SOUTH ALABAMA BANCORPORATION

APRIL 17, 2001.

APPENDIX C

AMENDMENT TO SOUTH ALABAMA BANCORPORATION, INC.

2001 INCENTIVE COMPENSATION PLAN

The South Alabama Bancorporation, Inc. 2001 Incentive Compensation Plan (the “Plan”) is hereby amended and modified as follows:

1. Section 1.3(a) is deleted in its entirety, and the following is substituted in lieu thereof:

“The aggregate number of shares of Common Stock with respect to which Options, Stock Appreciation Rights, and Restricted Stock Awards may be granted shall not exceed 500,000 shares of Common Stock, subject to adjustment in accordance with Section 5.1.”

Except to the extent modified by the foregoing, the Plan shall remain in full force and effect as originally adopted.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed by its duly authorized officer this              day of                     , 2007.

BANCTRUST FINANCIAL GROUP, INC.
(formerly South Alabama Bancorporation, Inc.)

By:
W. Bibb Lamar, Jr.

As its President and Chief Executive Officer

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☒ PLEASE MARK VOTES AS IN THIS EXAMPLE		REVOCABLE PROXY BANCTRUST FINANCIAL GROUP, INC.	For	With- hold	For All Except
Proxy for Annual Meeting of Shareholders,		1. Election of Directors.	☐	☐	☐
May 17, 2007
Solicited by the Board of Directors		Tracy T. Conerly, Stephen G. Crawford,
David C. De Laney, Robert M. Dixon, Jr., James A. Faulkner,
Broox G. Garrett, Jr., W. Dwight Harrigan, James P. Hayes,

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of BancTrust Financial Group, Inc., do hereby nominate, constitute, and appoint Dan Britton and Robert B. Doyle, III, and each of them, with full power to act alone, my true and lawful attorneys and proxies, with full power of substitution, for me and in my name, place, and stead, to vote all of the Common Stock of BancTrust Financial Group, Inc. standing in my name on its books on March 16, 2007, at the Annual Meeting of its shareholders to be held at 100 Saint Joseph St., Mobile, Alabama, on May 17, 2007, at 10:30 a.m. CDT, and at any adjournment thereof, with all powers that the undersigned would possess if personally present, conferring upon my said attorneys and proxies all discretionary authority permitted by applicable law and regulations, as follows:

Clifton C. Inge, Jr., W. Bibb Lamar, Jr., John H. Lewis, Jr.,
Harris V. Morrissette, J. Stephen Nelson, Paul D. Owens, Jr. and
Dennis A. Wallace.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain

2.      Amendment to 2001 Incentive Compensation Plan. Amendment of the Company’s 2001 Incentive Compensation Plan to increase the number of shares of Common Stock reserved for issuance from 250,000 to 500,000 shares.

			☐	☐	☐
3. Other Business. Transaction of such other business as may be brought before the meeting or any adjournment thereof. Management currently knows of no other business to be presented.

Please be sure to sign and date this Proxy in the box below.

If properly executed and returned, the shares represented by this Proxy will be voted in accordance with the directions given herein. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions contained in the Board of Directors’ Proxy Statement dated April 9, 2007, “FOR” the Board’s nominees in the Election of Directors and “FOR” the approval of the Amendment to the 2001 Incentive Compensation Plan. If any other business is presented at the meeting the shares will be voted in accordance with the recommendations of the Board of Directors.

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_____Stockholder sign above______ Co-holder (if any) sign above_____		This Proxy may be revoked at any time prior to its exercise by delivery of written notice or a subsequently dated Proxy to the Secretary of BancTrust Financial Group, Inc.

éDetach above card, sign, date and mail in postage paid envelope provided. é

BANCTRUST FINANCIAL GROUP, INC.

Please date, sign and mail this Proxy in the envelope provided.

Postage not necessary if mailed in the United States.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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